                                                                       EXECUTION



                             AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT

                                by and between

                        CONGRESS FINANCIAL CORPORATION
                                   as Lender

                                      and

                            AM GENERAL CORPORATION
                                  as Borrower



                               January 24, 2001

                               TABLE OF CONTENTS
                               -----------------

 .....................................................................     Page
                                                                          ----


SECTION 1.  DEFINITIONS                                                     1



SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT                                 17

   2.1  Existing Obligations                                               17

   2.2  Acknowledgment of Security Interests                               17

   2.3  Existing Agreement                                                 17

   2.4  Restatement                                                        17

   2.5  Release                                                            18



SECTION 3.  AMOUNTS AND TERMS OF LOANS                                     18

   3.1 Loans                                                               18

   3.2 Letter of Credit Accommodations                                     20

   3.3 Maximum Credit                                                      22

   3.4 Reserves                                                            22

   3.5 Fees                                                                22

   3.6 Interest                                                            23

   3.7 Conduct of Accounts; Cross-Collateralization                        24

   3.8 Use of Proceeds                                                     25

SECTION 4.   CONDITIONS PRECEDENT TO LOANS                                 25



SECTION 5.   COLLATERAL                                                    27



SECTION 6.   REPRESENTATIONS AND WARRANTIES                                28

   6.1  Organization and Qualification                                     28

   6.2  Corporate Power and Authority                                      28

   6.4  Compliance with Other Agreements and Applicable Law                29

   6.5  Governmental Approval and Contracts                                30

   6.6  Chief Executive Office; Collateral Locations                       30

   6.7  Priority of Liens/Title to Properties                              31

   6.8  Tax Returns                                                        31

   6.9  Litigation                                                         31

   6.10 Intellectual Property                                              31

   6.11 Accounts                                                           32

   6.12 Financial Statements                                               32

   6.13 Employee Benefits                                                  33

   6.14 Environmental Compliance                                           33

   6.15 Investment Company                                                 34

   6.16 Regulation G; Securities Exchange Act of 1934                      34

   6.17 No Material Adverse Change                                         35

   6.18 Disclosure                                                         35

SECTION 7.   ADDITIONAL COVENANTS                                          35

   7.1  Tradenames                                                         35

   7.2  Subsidiaries                                                       36

   7.3  Indebtedness                                                       36

   7.6  Loans, Investments, Guarantees, Etc.                               43

   7.8  Dividends                                                          46

   7.9  Maintenance of Existence                                           48

   7.10 Sale of Assets, Consolidation, Merger, Dissolution, Etc            48

   7.11 Working Capital                                                    49

   7.12 Net Worth                                                          49

   7.13 Capital Expenditures                                               49

   7.14 Compliance with Laws, Regulations, Etc                             49

   7.15 Payment of Taxes and Claims                                        50

   7.16 Properties in Good Condition                                       50

   7.17 Insurance                                                          51

   7.18 Compliance with ERISA                                              51

   7.19 Notice of Default                                                  52

   7.20 Financial Statements and Other Information                         52

   7.21 Further Assurances                                                 54



SECTION 8.   EVENTS OF DEFAULT AND REMEDIES                                54

   8.1 Events of Default                                                   55

   8.2 Remedies                                                            56

SECTION 9.   COLLECTION AND ADMINISTRATION                                 58

   9.1   Collections; Management of Collateral                             58

   9.2   Right of Inspection; Access                                       59

   9.3   Lock Box or Blocked Account                                       59

   9.4   Accounts Documentation                                            60

   9.5   Specific Powers                                                   60

   9.6   Appointment of Agent for Requesting Loans and Receipt of
         Loans and Statements.                                             61



SECTION 10.  EFFECTIVE DATE; TERMINATION; COSTS; MISCELLANEOUS             61

   10.1  Term                                                              61

   10.2  Expenses and Additional Fees                                      63

   10.3  Survival of Agreement                                             63

   10.4  No Waiver; Cumulative Remedies                                    64

   10.5  Notices                                                           64

   10.6  Entire Agreement                                                  64

   10.7  Amendments and Waivers                                            65

   10.8  Applicable Law                                                    65

   10.9  Successors                                                        65

   10.10 Participant's Security Interests                                  65

   10.11 Partial Invalidity                                                65

   10.12 Headings                                                          66

   10.13 Waiver of Jury Trial                                              66

   10.14 Waiver of Counterclaims; Jurisdiction; Service of Process         66

   10.15 Indemnification                                                   66

   10.16 Counterparts                                                      66

                              INDEX TO SCHEDULES
                              ------------------

               Schedule 1.50        Principal Amount of GM Note

               Schedule 1.62        Hummer Trademarks

               Schedule 1.82        Repurchase Agreement

               Schedule 6.1         Subsidiaries of Borrower

               Schedule 6.3         Capitalization of Borrower

               Schedule 6.4         Permits

               Schedule 6.5         Government Contracts

               Schedule 6.6         Principal Place of Business
                                    and Locations of Collateral

               Schedule 6.9         Pending Litigation

               Schedule 6.13        Employee Benefits

               Schedule 6.14        Environmental Compliance

               Schedule 7.1         Tradenames

               Schedule 7.3         Existing Indebtedness

               Schedule 7.3(h)      Number of H2 Vehicles

               Schedule 7.6         Loans, Investments,
                                    Guarantees, Etc.

               Schedule 7.6(g)      GEP Dividend Payment Schedule

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
               ------------------------------------------------


     AGREEMENT dated January 24, 2001 by and between AM General Corporation ("Borrower", as hereinafter further defined) and CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender", as hereinafter further defined).

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Borrower and Congress have heretofore entered into certain financing arrangements as set forth in the Existing Agreement (as hereinafter defined) pursuant to which Lender has made loans and advances and provided other financial accommodations to Borrower; and

     WHEREAS, Borrower has requested that Lender extend, modify and restate the existing financial arrangements with Borrower; and

     WHEREAS, Lender is willing to extend, modify and restate the existing financing arrangements, subject to the terms and conditions contained herein and in the other Financing Arrangements (as defined below);

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower hereby mutually covenant, warrant and agree as follows:

SECTION 1.   DEFINITIONS
----------   -----------

     All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include its respective successors and assigns. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured if such Event of Default is capable of being cured. For the purposes of this Agreement and the other Financing Agreements, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean, all present and future accounts, contract
          --------
rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, of Borrower, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2 "Account Debtor" shall mean each debtor or obligor in any way obligated
          --------------
on or in connection with any account.

     1.3 "Adjusted After-Tax Profits" shall mean, as to any Person, with respect
          --------------------------
to any period, (a) the consolidated net income of such Person and its Subsidiaries after deducting all charges which should be deducted before arriving at consolidated net income for such period, all in accordance with GAAP, consistently applied, and after deducting (without duplication) the Provision for Taxes for such fiscal year, plus (b) an amount equal to any non-
                                          ----
cash charges in respect of post-employment benefits for health care, life insurance and long term disability benefits required under GAAP consistently applied and minus (c) all
            -----
payments made by Borrower to Renco Group pursuant to Section 7.8(e) hereof for federal, state and local taxes based on Borrower's taxable income for such fiscal year. For purposes of this Section 1.3, "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, as recorded by such Person and its Subsidiaries in respect of such fiscal year in accordance with GAAP consistently applied; provided, that, if such Person and its Subsidiaries
                           --------  ----
are members of a larger consolidated group of corporations in respect of any fiscal year, the "Provision for Taxes" shall be deemed to mean an amount equal to the highest of (i) the Provision for Taxes determined without reference to this proviso, or (ii) the amount of all taxes that would be imposed on, or measured by, net income that would be paid or payable by such Person and its Subsidiaries if they were not members of such consolidated group, or (iii) the total of all taxes imposed on, or measured by, net income that are paid or payable by such Person and its Subsidiaries plus the amount of any payments made or required to be made by such Person or its Subsidiaries to any other members of such consolidated group under any tax sharing arrangements or that are otherwise in lieu of the payment of such taxes.

     1.4  "Affiliate" shall mean, with respect to a specified Person (as
           ---------
hereinafter defined), a partnership or corporation which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.5  "Aircraft Assets" shall mean the fractional ownership of Borrower in
           ---------------
two aircraft, FAA registration number N845CW and N341CW.

     1.6  "AMGSC" shall mean AM General Sales Corporation, an Indiana
           -----
corporation and wholly-owned subsidiary of Borrower, and its successors and assigns.

     1.7  "Assignment of Claims Act" shall mean the Federal Assignment of Claims
           ------------------------
Act of 1940, as amended, and any state or local equivalents, as the same now exist or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.8  "Bankruptcy Code" shall mean the United States Bankruptcy Code, being
           ---------------
Title 11 of the United States Code as enacted in 1978, as the same may have heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.9  "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System or any successor thereto.

     1.10 "Borrower" shall mean the Borrower and its successors and assigns.
           --------

     1.11 "Capital Expenditures" shall mean all expenditures for, or contracts
           --------------------
for expenditures for, any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one
(1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include capitalized lease payments and shall not mean: (a) any expenditures and costs incurred by Borrower in connection with the building and construction of the H2 Facility to the extent such expenditures and costs are funded with or are to be reimbursed with the proceeds of the GM Loan or (b) any expenditures and costs incurred by Borrower in an amount up to $5,100,000 in connection with the acquisition of the H1 Facility.

     1.12 "Code" shall mean the Internal Revenue Code of 1986, as the same now
           ----
exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.13 "Collateral" shall have the meaning set forth in Section 5 hereof.
           ----------

     1.14 "Consolidated Adjusted Net Worth" shall mean, as to any Person, any
           -------------------------------
time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries, the amount equal to the difference between:
(a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the total aggregate Indebtedness of such Person and its Subsidiaries (including tax and other proper accruals).

     1.15 "Consolidated Working Capital" shall mean, as to any Person, at any
           ----------------------------
time, the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, on a consolidated basis for such Person and its Subsidiaries, which would, in accordance with GAAP consistently applied, be classified as current assets and
(b) all Indebtedness of such Person and its Subsidiaries, on a consolidated basis for such Person and its Subsidiaries, which would in accordance with GAAP consistently applied, be classified as current liabilities and the Indebtedness arising hereunder, whether or not classified as a current liability.

     1.16 "Dealers" shall mean dealers who in the ordinary course of their
           -------
respective businesses buy H1 Vehicles at wholesale from AMGSC and sell them at retail.

     1.17 "Eligible Accounts" shall mean, the Accounts created by Borrower, in
           -----------------
each case, in the ordinary course of its business arising out of the sale of goods or rendition of services by Borrower in the ordinary course of its business, which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished to Lender by Borrower, but reliance by Lender thereon from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time as to both present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account is and at all times continues to be acceptable to Lender, (b) such Account complies in all respects with the representations, covenants and warranties set forth herein and in the other Financing Agreements, (c) subject to the terms of Section 1.17(g) below, no more than sixty (60) days have elapsed since the invoice date of such Account, unless such Account is secured or payable by an irrevocable letter of credit payable to Borrower as beneficiary which has been issued or confirmed by a financial institution acceptable to Lender and in a form acceptable to Lender payable in United States dollars in an amount equal to the face value of the Account, and, if Lender so requires at any time and from time to time, the original of such letter of credit is delivered to Lender and the issuer thereof is notified of, and acknowledges, the pledge and assignment thereto to Lender, in which case no more than ninety (90) days have elapsed since the invoice date of such Account; (d) if the Account Debtor is any Governmental Agency, Borrower shall have complied in all respects with the Assignment of Claims Act in a manner satisfactory to Lender with respect to such Account; provided, that, if the total aggregate
                                     --------  ----
amount of the Accounts outstanding and unpaid by such Governmental Agency under any one Government Contract in the then current term thereof (but not any extension or renewal term) shall be less than $100,000, the Accounts arising thereunder which would otherwise be deemed Eligible Accounts but for Borrower's failure to comply with the Assignment of Claims Act may nonetheless be deemed Eligible Accounts by Lender, so long as: (i) no Event of Default, or act, condition or event which with notice or passage of time or both, shall exist or have occurred and (ii) at any time and from time to time, upon Lender's request, Borrower shall comply with the Assignment of Claims Act with respect to such Accounts, in a manner satisfactory to Lender, and take such other actions as Lender may require to perfect and protect the interests of Lender in such Accounts, at Borrower's cost and expense; (e) as to Accounts which arise with respect to bill and hold sales, Borrower shall have delivered to Lender a bill and hold letter from the Account Debtor with respect to such Accounts, in form and substance satisfactory to Lender, evidencing, inter alia, the Account
                                                  ----- ----
Debtor's unconditional obligation to take and pay for such bill and hold goods;
(f) as to Foreign Accounts, such Account is secured or payable by an irrevocable letter of credit payable to Borrower as beneficiary which has been issued or confirmed by a financial institution acceptable to Lender and in a form satisfactory to Lender, payable in United States dollars in an amount equal to the face value of the Account and, if Lender so requires at any time and from time to time, the original of such letter of credit is delivered to Lender and the issuer thereof is notified of, and acknowledges, the pledge and assignment thereof to Lender; (g) no more than thirty (30) days have elapsed since the invoice date of such Account, in the case of any Account for which GM is the account debtor arising pursuant to the assembly by Borrower of H2 Vehicles for GM (collectively, "GM Accounts"); (h) neither the account debtor nor any officer or employee of the account debtor with respect to such Account is an officer, employee, agent or other Affiliate of Borrower; and (i) the account debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Account, other than in the case of GM Accounts in which case the amount of such GM Account shall be deemed to be the net amount after giving effect to such setoff or recoupment taken by GM. In no event shall Accounts representing indebtedness of any Governmental Agency only for progress payments under a Government Contract be considered Eligible Accounts, except to the extent such indebtedness with respect to progress payments is included as part of an Eligible Account representing indebtedness for goods sold or services rendered. Any Accounts which Lender determines to be ineligible or unacceptable for purposes of the Lending Formulas at any time shall nevertheless be and remain at all times part of the Collateral.

     1.18 "Eligible Finished Engine Inventory" shall mean the Inventory of
           ----------------------------------
Borrower which is otherwise Eligible Inventory consisting of fully assembled engines which are first quality finished goods assembled or produced on behalf of Borrower by GEP.

     1.19 "Eligible H1 Finished Goods Inventory" shall mean Inventory of
           ------------------------------------
Borrower which is otherwise Eligible Inventory consisting of H1 Vehicles which are first quality finished goods held for resale in the ordinary course of the business of Borrower (other than any H1 Vehicles used for demonstration and test drives) for which bona fide sale orders have been received by Borrower which
                  ---- ----
orders have not been cancelled or rescinded and shall include any fully operable H1 Vehicles vehicle awaiting minor parts or details so long as no more than forty-five (45) days have elapsed from the date such H1 Vehicles have completed all stages of the H1 Vehicle production/assembly line; provided, that, Borrower
                                                       --------  ----
has reported such date to Lender and included such vehicle and all costs of completion therefor in sufficient detail in the inventory reports delivered to Lender in accordance with the terms hereof.

     1.20 "Eligible H1 Service Parts Inventory" shall mean Inventory of Borrower
           -----------------------------------
which is otherwise Eligible Inventory consisting of engines (other than engines manufactured or produced by GEP), transmissions, wheels, doors, tires, panels, and other components, parts, appliances, accessories, accessions, attachments or other equipment of Borrower to be incorporated in, affixed or attached to, installed on or otherwise related to the H1 Vehicles constituting service parts.

     1.21 "Eligible H1 Work-in-Process Inventory" shall mean Inventory of
           -------------------------------------
Borrower which is otherwise Eligible Inventory consisting of engines (other than engines manufactured or produced by GEP), transmissions, wheels, doors, tires, panels and other components, parts, appliances, accessories, accessions, attachments or other equipment of Borrower to be incorporated in, affixed or attached to, installed on or otherwise related to the H1 Vehicles constituting work-in-process and shall include any fully operable H1 Vehicle awaiting minor parts or details where forty-six (46) or more days have elapsed from the date such H1 Vehicle have completed all stages of the H1 Vehicle production/assembly line.

     1.22 "Eligible Humvee Finished Goods Inventory" shall mean Inventory of
           ----------------------------------------
Borrower which is otherwise Eligible Inventory consisting of Humvees which do not use or bear any of the Hummer Trademarks and are first quality finished goods held for resale in the ordinary course of the business of Borrower (other than Humvees used for demonstration and test drives) for which bona fide sale
                                                               ---- ----
orders have been received by Borrower which orders have not been cancelled or rescinded and shall include any fully operable Humvee vehicle awaiting minor parts or details so long as no more than forty-five (45) days have elapsed from the date such Humvee vehicle has completed all stages of the Humvee production/assembly line; provided, that, Borrower has reported such date to
                          --------  ----
Lender and included such vehicle and all costs of completion therefor in sufficient detail in the inventory reports delivered to Lender in accordance with the terms hereof.

     1.23 "Eligible Humvee Service Parts Inventory" shall mean Inventory of
           ---------------------------------------
Borrower which is otherwise Eligible Inventory consisting of engines (other than engines manufactured or produced by GEP), transmissions, wheels, doors, tires, panels, and other components, parts, appliances, accessories, accessions, attachments or other equipment to be incorporated in, affixed or attached to, installed on or otherwise related to the Humvees constituting service parts and which do not use or bear any of the Hummer Trademarks.

     1.24 "Eligible Humvee Work-in-Process Inventory" shall mean Inventory of
           -----------------------------------------
Borrower which is otherwise Eligible Inventory consisting of engines (other than engines manufactured or produced by GEP), transmissions, wheels, doors, tires, panels and other components, parts, appliances, accessories, accessions, attachments or other equipment to be incorporated in, affixed or attached to, installed on or otherwise related to the Humvees constituting work-in-process, which do not use or bear any of the Hummer Trademarks and shall include any fully operable Humvee vehicle awaiting minor parts or details where forty-six
(46) or more days have elapsed from the date such Humvee vehicle has completed all stages of the Humvee production/assembly line.

     1.25 "Eligible Inventory" shall mean the Inventory consisting of first
           ------------------
quality current finished goods held for resale in the ordinary course of the business of Borrower, current work-in-process with respect thereto and raw materials with respect to such finished goods and service or spare parts, which are acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility Lender may, but need not, rely on reports and schedules of Inventory furnished to Lender by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, except in Lender's discretion, Eligible Inventory shall not include: (a) packaging and shipping materials, (b) Inventory at the premises of third parties, (c) bill and hold goods, (d) Inventory which is not subject to the first priority perfected security interest of Lender, and (e) Inventory purchased on consignment; provided, however, any Inventory which would otherwise be deemed
             --------  -------
Eligible Inventory at locations which are not owned and operated by Borrower may nevertheless be considered Eligible Inventory: (i) if Lender shall have received an agreement in writing, in form and substance satisfactory to Lender, from the holder of such Inventory or the owner and/or operator of such location, as the case may be, pursuant to which such holder, owner and/or operator, if required by Lender: (A) acknowledges the first priority lien on such Inventory of Lender, and (B) agrees to waive any and all claims such holder, owner and/or operator may, at any time, have against such Inventory, whether for processing, storage or otherwise, and (ii) in addition to the agreement described above, if the Inventory is on consignment and if required by Lender: (A) the holder, owner and/or operator executes appropriate UCC-1 financing statements in favor of Borrower, which are duly assigned to Lender and (B) if required by Lender, any lender to the holder, owner and/or operator with any interest in inventory is properly notified of the first priority lien on such Inventory of Lender. Any Inventory which Lender determines to be ineligible or unacceptable for purposes of the Lending Formulas at any time shall nevertheless be and remain at all times part of the Collateral; provided, that, in no event shall Eligible
                              --------  ----
Inventory include any H2 Vehicles, GM Collateral, or any other assets or properties owned by GM or assets or properties of Borrower purchased with the proceeds of the GM Loan or raw materials or components or other materials purchased by Borrower and used in the assembly of the H2 Vehicle or any assets or properties or any H1 Vehicles owned by AMGSC.

     1.26 "Eligible Other Service Parts Inventory" shall mean Inventory of
           --------------------------------------
Borrower which is otherwise Eligible Inventory consisting of engines, transmissions, wheels, doors, tires, panels and other components, parts, appliances, accessories, accessions, attachments or other equipment to be incorporated in, affixed or attached to or installed on, or otherwise related to, any vehicles assembled, produced, fabricated, manufactured or serviced by Borrower in the ordinary course of the business of Borrower, other than H1 Vehicles, Humvees and H2 Vehicles.

     1.27 "Environmental Laws" shall mean all federal, state and local laws,
           ------------------
rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it). Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Hazardous Materials Transportation Act, as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation and Environmental Protection Agency regulations.

     1.28 "Equipment" shall mean all of Borrower's now owned and hereafter
           ---------
acquired equipment and fixtures, wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tooling, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories (including software and records), vehicles (other than those produced by Borrower and constituting Inventory), dies, jigs, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto, installed thereon or used in connection therewith, and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and all licenses and other rights of Borrower relating thereto, whether in the possession and control of Borrower or in the possession and control of a third person for the account of Borrower and all claims to the proceeds of insurance thereon and all maintenance and warranty records relating thereto; provided,
                                                                   --------
that, the term "Equipment" as used herein shall not include any "Inventory" as
----
such term is defined herein.

     1.29 "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.30 "Excess Availability" shall mean, the amount, as determined by Lender,
           -------------------
calculated as of any date, equal to:

               (a) the lesser of: (i) amount of the Loans then available to Borrower pursuant to (A) the applicable Lending Formula multiplied by the Net Amount of Eligible Accounts plus (B)
                                                                      ----
                    the lesser of: (1) the sum of all of the product of the applicable Lending Formula multiplied by the value of the types or categories of Eligible Inventory applicable to it or (2) the sublimits on Loans with respect to the various types or categories of Eligible Inventory set forth in
                    Section 3.1(b) of this Agreement and (ii) the Maximum
                    Credit;

                                             minus
                                             -----

               (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all reserves established by Lender as provided in Section 3.4 hereof, plus (iii) the aggregate amount of all trade payables and other obligations of Borrower more than thirty
                    (30) days past due.

     1.31 "Event of Default" shall have the meaning set forth in Section 8.1
           ----------------
hereof.

     1.32 "Excluded Assets" shall mean (a) all Equipment, (b) all real property
           ---------------
and interests in real property owned by Borrower, (c) all GM Collateral, (d) H2 Vehicles, (e) any other assets or properties owned by GM , (f) all Aircraft Assets and (g) the shares of capital stock of GEP and AMGSC.

     1.33 "Existing Agreement" shall mean the Loan and Security Agreement, dated
           ------------------
as of April 30, 1992, by and between Borrower and Lender.

     1.34 "Financing Agreements" shall mean this Agreement, together with all
           --------------------
other agreements, documents and instruments now or at any time hereafter executed and/or delivered in connection herewith or otherwise relating to this Agreement, the Obligations or the Collateral, as this Agreement and such other agreements, documents or instruments now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.35 "First Source" shall mean 1/st/ Source Bank, an Indiana state-
           ------------
chartered commercial bank, and its successors and assigns.

     1.36 "First Source Mortgage" shall mean the Purchase Money Real Estate
           ---------------------
Mortgage and Security Agreement, dated June 6, 2000, by and between Borrower, as mortgagor and First Source, as mortgagee with respect to the H1 Facility and the real property described therein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.37 "First Source Note" shall mean the Term Promissory Note, dated June 6,
           -----------------
2000, issued by Borrower payable to the order of First Source in the original principal amount of $5,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.38 "Floorplan Lenders" shall mean, collectively, General Motors
           -----------------
Acceptance Corporation and such other persons who may from time to time provide financing to any of the Dealers for the purchase of

H1 Vehicles by the Dealers from AMGSC, together with their respective successors and assigns (sometimes referred to herein individually as a "Floorplan Lender").

     1.39 "Foreign Account" shall mean any Account at any time owing by an
           ---------------
Account Debtor which: (a) does not maintain its chief executive office in the United States, Puerto Rico or the U.S. Virgin Islands, (b) is not organized under the laws of the United States or any state thereof or Puerto Rico or the U.S. Virgin Islands, or (c) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof.

     1.40 "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination.

     1.41 "GM" shall mean General Motors Corporation, a Delaware corporation,
           --
and its successors and assigns.

     1.42 "GM Accounts" shall have the meaning set forth in Section 1.17(g)
           -----------
hereof.

     1.43 "GM Agreements" shall mean, collectively, the following (as the same
           -------------
now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the GM Note, (ii) the GM Security Agreement,
(iii) the GM Right of Access Agreement, (iv) the GM Assignment, (v) the GM Equity Conversion Agreement, (vi) the GM Assembly Agreement, (vii) the GM License Agreement, (vii) the GM Royalty Sharing Agreement, (viii) the GM Management Services Agreement, and (ix) all agreements, documents and instruments executed and/or delivered in connection therewith; the foregoing sometimes being referred to herein, individually, as a "GM Agreement".

     1.44 "GM Assembly Agreement" shall mean the New Vehicle Assembly Agreement,
           ---------------------
dated on or about December 21, 1999, by and between GM and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.45 "GM Assignment" shall mean the Assignment Agreement, dated on or about
           -------------
December 21, 1999, by and between Borrower, as assignor and GM, as assignee, with respect to the Hummer Trademark as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.46 "GM Collateral" shall mean the equipment and the H2 Facility acquired
           -------------
by Borrower with the proceeds of the GM Loan, used in the production of the H2 Vehicles; provided, that, in no event shall the "GM Collateral" include: (i) any
          --------  ----
of the assets and properties of Borrower existing prior to December 21, 1999,
(ii) any existing or hereafter arising or acquired accounts receivable, chattel paper, documents, instruments, letters of credit, deposit accounts, inventory or general intangibles of Borrower (other than general intangibles relating exclusively, specifically and directly to the equipment and real property constituting the GM Collateral), and (iii) any amounts at any time deposited in or received in the lockbox or blocked account established by Borrower in connection with its financing arrangements with Lender for the handling of collections of accounts or other assets and the remittance thereof to Lender or any other amounts at any time paid to Lender in respect of the obligations of Borrower to Lender.

     1.47 "GM Equity Conversion Agreement" shall mean the Equity Conversion
           ------------------------------
Agreement, dated on or about December 21, 1999, by and between Borrower and GM, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.48 "GM Loan" shall mean loans and advances by GM to Borrower as evidenced
           -------
by the GM Note.

     1.49 "GM Management Services Agreement" shall mean the Management Services
           --------------------------------
Agreement. dated as of December 21, 1999, by and among Borrower, AMGSC and GM, , as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.50 "GM Note" shall mean the Promissory Note, dated on or about December
           -------
21, 1999, issued by Borrower payable to GM in the original principal amount set forth on Schedule 1.50 hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.51 "GM Right of Access Agreement" shall mean the Right of Access
           ----------------------------
Agreement, dated on or about December 21, 1999, by and between Borrower and GM, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.52 "GM Royalty Sharing Agreement" shall mean the Royalty Sharing
           ----------------------------
Agreement, dated on or about December 21, 1999, by and between Borrower and GM, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.53 "GM Security Agreement" shall mean the Security Agreement, dated on or
           ---------------------
about December 21, 1999, by Borrower in favor of GM with respect to the GM Collateral, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.54 "Governmental Agency" shall mean the United States, any State of the
           -------------------
United States or a local municipality or other political subdivision thereof or any body, department, authority, agency, public corporation or instrumentality of any of the foregoing.

     1.55 "Government Contract" shall mean any now existing or hereafter arising
           -------------------
prime contract, subcontract, basic ordering agreement, letter contract, purchase or delivery order of any kind of Borrower with any Governmental Agency, any prime contractor of any Governmental Agency or any subcontractor with respect to any of the foregoing.

     1.56 "Hazardous Materials" shall mean any hazardous, toxic or dangerous
           -------------------
waste, substance or material defined as such under any Environmental Laws, including, without limitation, (a) those substances included within the definitions of "hazardous substances", "hazardous materials, "toxic substances", or "solid waste" in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, Section 311 of the Clean Water Act, and in the regulations promulgated pursuant to said laws; (b) those substances listed in the U.S. Department of Transportation Table or by the Environmental Protection Agency (or any successor agency) as hazardous substances; (c) such other substances, materials and wastes that are or become regulated under applicable local, state or federal law, or that are classified as hazardous or toxic under other applicable federal, state, or local laws or regulations; and
(d) any material, waste or substance that is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) flammable explosives, or (v) radioactive materials. In the event that any of the applicable Environmental Laws are amended so as to broaden the meaning of any of the above-referenced terms, such broader meaning shall apply subsequent to the effective date of such amendment.

     1.57 "H1 Facility" shall mean all buildings, structures and other
           -----------
improvements owned by Borrower and located at 13200 McKinley Road, Mishawaka, Indiana, at which the Humvee and H1 Vehicles are manufactured.

     1.58 "H2 Facility" shall all buildings, structures and other improvements
           -----------
funded by or to be reimbursed with the proceeds of the GM Loan and located at 12900 McKinley Road, Mishawaka, Indiana, at which the H2 Vehicle is assembled.

     1.59 "H1 Vehicle" shall mean the commercial version of the Humvee designed
           ----------
and manufactured by Borrower, bearing the Hummer Trademark, sold to dealers under a GM Management Services Agreement and shall not include any H2 Vehicles assembled by Borrower for GM pursuant to the terms of the GM Assembly Agreement.

     1.60 "H2 Vehicle" shall mean the new generation vehicle bearing the Hummer
           ----------
Trademark designed and owned by GM and assembled by Borrower on behalf of GM pursuant to the GM Assembly Agreement.

     1.61 "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act
           -------
of 1976, as amended.

     1.62 "Hummer Trademarks" shall mean the trademarks, marks, words, names,
           -----------------
letters, numbers, symbols, emblems, shapes, designs, devices and trade dress, or any combination thereof listed on Schedule 1.62 hereto.

     1.63 "Humvee" shall mean the High-Mobility Multipurpose Wheeled Vehicles
           ------
designed, manufactured, sold and distributed by Borrower for sale to any Governmental Agency or foreign government, agency, body, department, authority or instrumentality in the ordinary course of its business.

     1.64 "Indebtedness" shall mean, as to any Person, all items which, in
           ------------
accordance with GAAP, consistently applied, would be included in determining total liabilities of such Person shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated and, in any event, shall include any liabilities secured by any mortgage, pledge, lien or security interest existing on any of its properties or assets.

     1.65 "Interest Rate" shall mean a rate of three-quarters (3/4%) percent per
           -------------
annum in excess of the Prime Rate or, upon an Event of Default or termination or non-renewal hereof, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate except that in the event that the outstanding amount of the Loans or Letter of Credit Accommodations exceed the amounts available under the Lending Formulas, the lending sublimits set forth in Sections 3.1(b) or 3.2(f) hereof or the Maximum Credit, as applicable, the Interest Rate shall mean, in Lender's discretion, a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate as to the amount of any such excess(es), whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default.

     1.66 "Inventory" shall mean all of Borrower's inventory of every kind and
           ---------
description, now owned or hereafter acquired, or in the custody or possession, actual or constructive, of Borrower, wherever located, including, without limitation, all raw materials, work-in-process, finished and semi-finished inventory of any kind, nature or description, and including, without limitation, steel, aluminum and aluminum coils, the H1 Vehicle and Humvee engines, transmissions, wheels, doors, tires, panels and other components, parts, appliances, accessories, accessions, attachments or other equipment to be incorporated in, affixed or attached to or installed on, or otherwise related to, the H1 Vehicle and Humvees or any other vehicle, and any other personal property held for sale, exchange or lease or furnished or to be furnished under a contract of service or an exchange arrangement or used or consumed in the business or in connection with the manufacturing, packing, shipping, advertising, selling or finishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired; provided, that, the term
                                                  --------  ----
"Inventory" as used herein shall not include any "Equipment" as such term is defined herein or H2 Vehicles or parts and materials related thereto.

     1.67 "Lender" shall mean Congress Financial Corporation, a Delaware
           ------
corporation, and its successors and assigns.

     1.68 "Lending Formulas" shall mean, collectively, the percentages set forth
           ----------------
in Section 3.1(a) hereof with respect to Eligible Accounts and the various types or categories of Eligible Inventory.

     1.69 "Letter of Credit Accommodations" shall have the meaning set forth in
           -------------------------------
Section 3.2 hereof.

     1.70 "Loans" shall mean the outstanding Obligations of Borrower to Lender
           -----
consisting of the secured loans and advances now or hereafter made by Lender to Borrower, on a revolving basis (involving advances, repayments and readvances), subject to the terms and conditions of this Agreement and the other Financing Agreements.

     1.71 "Management Agreement" shall mean the Management Consultant Agreement,
           --------------------
effective as of April 1, 1995, between Renco Group and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.72 "Maximum Credit" shall mean $60,000,000.
           --------------

     1.73 "Net Amount of Eligible Accounts" shall mean the gross amount of
           -------------------------------
Eligible Accounts minus sales, excise or similar taxes, and returns, discounts,
                  -----
claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto, except with respect to
                                                        ------
Eligible Accounts arising under any Government Contract which provides for progress payments, the "Net Amount of Eligible Accounts" shall include amounts representing indebtedness of the Governmental Agency which is the Account Debtor in respect of such Eligible Accounts for progress payments previously invoiced by Borrower to such Governmental Agency under such Government Contract.

     1.74 "Obligations" shall mean any and all now existing and hereafter
           -----------
arising obligations, liabilities and indebtedness of Borrower to Lender of every kind and description, however evidenced whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term hereof, or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute, whether arising under this Agreement, the other Financing Agreements or by operation of law and whether incurred by Borrower as principal, surety, endorser, guarantor or otherwise. Without limiting the generality of the foregoing, "Obligations" shall include: (a) Borrower's liability to Lender for all balances owing to Lender in any account maintained on Lender's books under this Agreement or the other Financing Agreements, (b) Borrower's liability to Lender as maker or endorser of any promissory note or other instrument for the payment of money, Borrower's liability to Lender under any instrument of guaranty or indemnity, or arising under or with respect to any letter of credit, acceptance, instrument, guarantee, endorsement or undertaking which Lender may make, endorse or issue to others for the account of Borrower, (c) Indebtedness owing by Borrower to Lender or to present or future Affiliates or Participants of or with Lender arising under or in connection with any of the foregoing types of agreements, instruments or transactions, and (d) all principal, interest, financing charges, early termination and other fees, commissions and expenses payable to Lender, including, but not limited to, attorneys' and accountants' fees and disbursements, chargeable to Borrower and due from Borrower under this Agreement, the other Financing Agreements, or under any other agreement or arrangement which may be now or hereafter entered into between Borrower and Lender.

     1.75 "Participant" shall mean any Person which at any time participates
           -----------
with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

     1.76 "Permits" shall have the meaning set forth in Section 6.4 hereof.
           -------

     1.77 "Person" or "person" shall mean an individual, a sole proprietorship,
           ------      ------
a partnership, a corporation (including, without limitation, any subchapter "S" corporation, as defined in the Code), a business trust, a joint stock corporation, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof (including any Governmental Agency).

     1.78 "Prime Rate" shall mean the rate from time to time publicly announced
           ----------
by First Union National Bank, or its successors and assigns, as its prime rate, whether or not such announced rate is the best rate available at such bank, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, which rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in such prime commercial rate of interest, effective on the first day of the month after any change in such prime commercial rate, based on the prime commercial rate in effect on the last day of the month in which any such change occurs.

     1.79 "Refinancing Indebtedness" shall have the meaning set forth in Section
           ------------------------
7.3(j) hereof.

     1.80 "Renco Group" shall mean The Renco Group, Inc., a New York
           -----------
corporation, and its successors and assigns.

     1.81 "Renewal Date" shall have the meaning set forth in Section 10.1
           ------------
hereof.

     1.82 "Repurchase Agreement" shall mean, individually and collectively, the
           --------------------
Repurchase Agreement, substantially in the form of Schedule 1.82 annexed hereto, which may now or from time to time hereafter be entered into by AMGSC with a Floorplan Lender, as any of such agreements now exist or may hereafter be entered into and thereafter amended, modified, supplemented, extended, renewed, restated or replaced.

     1.83 "Reserves" shall have the meaning set forth in Section 3.4.
           --------

     1.84 "Securities Laws" shall mean the Securities Act of 1933, as amended,
           ---------------
the Securities Exchange Act of 1934, as amended, and all rules, regulations and interpretations issued pursuant thereto or in connection therewith, and all state and local statutes, rules and regulations issued in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, interpreted, recodified or supplemented.

     1.85 "Senior Note Indenture" shall mean the Indenture, dated as of April
           ---------------------
27, 1995, between Borrower and Trustee with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.86 "Senior Notes" shall mean the 12 7/8% Senior Notes due 2002 issued by
           ------------
Borrower pursuant to the Senior Note Indenture in the aggregate principal amount of $75,500,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.87 "Subsidiary" shall mean any corporation, association or organization,
           ----------
active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly, by Borrower, any Subsidiary of Borrower, or any Subsidiary of such Subsidiary.

     1.88 "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated
           ---------------------
April 30, 1992, by and among Renco Group, Borrower and AMGSC, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.89 "Tradename" shall have the meaning set forth in Section 7.1 hereof.
           ---------

     1.90 "Trustee" shall mean Fleet Bank, N.A., and its successors and assigns,
           -------
and any replacement trustee permitted pursuant to the terms and conditions of the Senior Note Indenture.

     1.91 "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
effect in the State of New York.

     1.92 "Value" or "value" shall mean, as determined by Lender, with respect
           -----      -----
to the Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP consistently applied or (b) market value, as determined by Lender, provided, that, for purposes of the calculation of the available
           --------  ----
Loans under Section 3.1(a) hereof, the Value of the Inventory shall not include: the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower.

     1.93 Accounting Terms. All accounting terms not specifically defined herein
          ----------------
shall be construed in accordance with GAAP, consistently applied, except as otherwise stated herein.

     1.94 Other Defined Terms. The words "hereof", "herein", "hereunder", "this
          -------------------
Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

     1.95 Uniform Commercial Code Definitions.  All terms not specifically
          -----------------------------------
defined herein which are defined in the UCC shall have the meanings as defined in the UCC.

     1.96 Interpretation.  For purposes of this Agreement, unless the context
          --------------
otherwise requires, all other terms hereinbefore or hereinafter defined, including but not limited to those terms defined in the recitals hereto, shall have the meanings herein assigned to such terms. All references to Borrower and other Persons pursuant to the definitions set forth in the recitals hereto shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT
            ------------------------------

     2.1  Existing Obligations.  Borrower hereby acknowledges, confirms and
          --------------------
agrees that Borrower is indebted to Lender for loans and advances to Borrower under the Existing Agreement, as of the close of business on January 23, 2001, in the aggregate principal amount of $25,430,324.46 and the aggregate amount of $5,607,067.54 in respect of Letter of Credit Accommodations (as defined in the Existing Agreement), together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

     2.2  Acknowledgment of Security Interests.
          ------------------------------------

               (a) Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Lender pursuant to the Existing Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Lender.

               (b) The liens and security interests of Lender, in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreement, this Agreement or any of the other Financing Agreements.

     2.3  Existing Agreement.  Borrower hereby acknowledges, confirms and agrees
          ------------------
that: (a) the Existing Agreement has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and (b) the agreements and obligations of Borrower contained in the Existing Agreement constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms and Borrower has no valid defense to the enforcement of such obligations and (c) Lender is entitled to all of the rights and remedies provided for in the Existing Agreement.

     2.4  Restatement.
          -----------

               (a) Except as otherwise stated in Section 2.2 hereof and this
Section 2.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing
                            ------
Agreements shall impair or adversely affect the continuation of the liability of Borrower for the Obligations heretofore granted, pledged and/or assigned to Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrower evidenced by or arising under the Existing Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

             (b) The principal amount of the Loans and Letters of Credit Accommodations outstanding as of the date hereof under the Existing Agreement shall be allocated to the Loans and Letter of Credit Accommodations hereunder in the same manner and in such amounts as are outstanding as of the date hereof.

     2.5  Release.  Borrower for itself and its successors and assigns does
          -------
hereby remise, release, discharge and hold Lender, its officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrower or its respective successors or assigns has had or may now or hereafter claim to have against Lender or its officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreement or the arrangements set forth therein or transactions thereunder up to and including the date hereof; except (a) to the extent Borrower shall notify Lender in writing of any specific
------
exceptions to charges for interest, fees, costs and expenses set forth in most recent monthly statement of Borrower's loan account sent by Lender to Borrower prior to the date hereof pursuant to the terms of the Existing Agreement within forty-five (45) days after the date of such statement or (b) to the extent Borrower shall notify Lender in writing of any manifest errors in any of the monthly statements of Borrower's loan account sent by Lender to Borrower pursuant to the terms of the Existing Agreement for the three (3) months prior to the date hereof, to the extent Lender receives notice of such manifest errors from Borrower within forty-five (45) days after the date hereof.

SECTION 3.  AMOUNTS AND TERMS OF LOANS
----------  --------------------------

     3.1  Loans.
          -----

     (a) Subject to, and upon the terms and conditions contained herein, at Borrower's request, Lender shall, in its discretion, make Loans to Borrower, in such amounts from time to time as Lender shall determine, in its discretion, of up to:

             (i) ninety (90%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as Lender may determine from time to time); plus
          ----

             (ii) (A) sixty-five (65%) percent of the Value of Eligible Humvee Finished Goods Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (B) fifty (50%) percent of the
                                         ----
Value of Eligible Humvee Service Parts Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (C) twenty
                                                               ----
(20%) percent of the Value of Eligible Humvee Work-in-Process Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (D) fifty (50%) percent of the Value of Eligible H1 Finished Goods
----
Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (E) twenty-five (25%) percent of the Value of Eligible
                    ----
H1 Service Parts Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (F) ten (10%) percent of the Value
                                         ----
of Eligible H1 Work-in-Process Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus (G) thirty-five (35%)
                                                    ----
percent of the Value of Eligible Other Service Parts Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); plus
                                                                         ----
(H) fifty (50%) percent of the Value of Eligible Finished Engine Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time); less
       ----

              (iii) any Reserves.

     (b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of the Loans outstanding at any one time with respect to:

              (i) Eligible Accounts pursuant to Section 3.1(a)(i) above, consisting of GM Accounts, regardless of the Value of such Eligible Accounts at any time, shall not exceed $15,000,000;

              (ii) Eligible Inventory pursuant to Section 3.1(a)(ii) above, regardless of the Value of such Eligible Inventory at any time, shall not exceed $30,000,000;

              (iii) Eligible Inventory pursuant to Section 3.1(a)(ii)(D), (E) or
(F) above, regardless of the Value of such Eligible Inventory at any time, shall not exceed $8,500,000; and

              (iv) Eligible Inventory pursuant to Section 3.1(a)(ii)(A) and (D) above consisting of fully operable Humvee vehicles and H1 Vehicles awaiting minor parts or details, regardless of the Value of such Eligible Inventory shall not exceed $7,500,000.

     (c) Lender may, from time to time, permit the outstanding amount of any components of the Loans or the aggregate of the outstanding Loans to exceed the Lending Formulas, the lending sublimits set forth in Sections 3.1(b) and 3.2(f) or the Maximum Credit, provided, that, should Lender so permit in any one
                       --------  ----
instance it shall not operate to limit, waive or otherwise affect any rights of Lender on any future occasions. In such event, and without limiting the right of Lender to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of this Agreement or the other Financing Agreements, Borrower shall remain liable therefor and Borrower shall, upon demand by Lender, which may be made at any time and from time to time, immediately repay to Lender the entire amount of such excess(es).

     3.2  Letter of Credit Accommodations.
          -------------------------------

     (a) Lender may, in its discretion, from time to time, on terms and conditions and in amounts acceptable to Lender, at the request of Borrower, provide one or more of the following financial accommodations to Borrower: (i) issue, open or cause the issuance or opening of letters of credit or purchase or other guarantees for the purchase of goods and services in the ordinary course of the business of Borrower or for any other purpose approved by Lender or (ii) assist Borrower in establishing or opening letters of credit for such purposes by indemnifying the issuer thereof or guaranteeing the payment or performance of Borrower to such issuer in connection therewith (individually, and collectively, the "Letter of Credit Accommodations").

     (b) Without limiting Lender's continuing discretion as aforesaid, the extension of such Letter of Credit Accommodations by Lender shall be subject to the satisfaction of each of the following additional conditions precedent: (i) Excess Availability (except that in computing Excess Availability for this purpose, Excess Availability shall be calculated without regard to the amount of trade payables which would otherwise reduce Excess Availability pursuant to clause (b)(iii) of the definition of such term), on the date of the proposed issuance of any Letters of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, then in an amount equal to or greater than: (1) the percentage equal to one hundred (100%) percent minus the percent of the
                                                   -----
Lending Formula then in effect as to the type or category of Eligible Inventory to be purchased with such proposed Letter of Credit Accommodation multiplied by
                                                                  ----------
the value of such Eligible Inventory plus (2) the freight, duty and other
                                     ----
amounts, which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and (B) if the proposed Letter of Credit Accommodation is for any other purpose, one hundred (100%) percent of the amount thereof; (ii) if such Letter of Credit Accommodation is for the purpose of purchasing goods, Lender shall have a valid and perfected first security interest in and lien upon goods being acquired in connection therewith; (iii) the form and content of all such Letter of Credit Accommodations shall be satisfactory to Lender and all documents, instruments, notices and statements relating thereto, if any, which Lender may request, shall be promptly delivered to Lender; and (iv) Borrower shall have fully complied to Lender's satisfaction with all terms and provisions hereof and of the terms and provisions of any agreements relating to the Letter of Credit Accommodations in form and substance acceptable to Lender now or hereafter entered into between Borrower and Lender, including the payment of all fees, commissions and charges set forth herein and therein.

     (c) Borrower hereby agrees to and does indemnify Lender with respect to any loss, cost, liability or expense which Lender may suffer or incur in connection with any Letter of Credit Accommodations. Borrower further agrees that any payments made or other obligations incurred by Lender in connection with any Letter of Credit Accommodations are part of the Obligations, and shall be payable in accordance with the terms hereof and of the other Financing Agreements. Any such payments made or obligations incurred by Lender, including without limitation, any of the same made after termination or non-renewal of this Agreement or the other Financing Agreements with respect to Letter of Credit Accommodations extended prior to such termination or non-renewal, shall automatically be treated for purposes hereof as Loans and shall accrue interest at the Interest Rate then payable by Borrower commencing on the date such payment is made by Lender.

     (d) Except in Lender's discretion, the aggregate maximum amount of Loans which might otherwise be made available to Borrower by Lender pursuant to the Lending Formulas, the lending sublimits set forth in Sections 3.1(b) and 3.2(f) and the Maximum Credit, shall be reduced from time to time as follows: (i) as to Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory, by an amount equal to: (A) the percentage equal to one hundred (100%) percent minus the percent of the Lending Formula then in effect as to the
               -----
type or category of Eligible Inventory to be purchased with such Letter of Credit Accommodation multiplied by the value of Eligible Inventory to be
                     ----------
purchased with such Letter of Credit Accommodation, plus (B) the freight, duty
                                                    ----
and other amounts which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and
(ii) as to Letter of Credit Accommodations for any other purpose, one hundred (100%) percent of the then outstanding aggregate amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

     (e) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower agrees to pay to Lender a service charge as follows: (i) as to Letter of Credit Accommodations for the purpose of purchasing goods, four hundred sixteen-thousandths (.416%) percent for the first sixty (60) days (or any portion thereof) and two hundred eight-thousandths (.208%) percent for each thirty (30) day period thereafter (or any portion thereof) of the outstanding amount of any Letter of Credit Accommodations and (ii) as to Letter of Credit Accommodations for any other purpose, two and one-half (2 1/2%) percent per annum of the outstanding amount thereof.

     (f) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate amount of all Letter of Credit Accommodations pursuant hereto and all other commitments and obligations made or incurred by Lender pursuant hereto for the account or benefit of Borrower in connection therewith outstanding at any time shall not exceed $20,000,000.

     3.3  Maximum Credit.  Except in Lender's sole discretion, the aggregate
          --------------
principal amount of the Loans and the Letter of Credit Accommodations at any time outstanding shall not exceed the Maximum Credit.

     3.4  Reserves.
          --------

     (a) Without limiting any other rights and remedies of Lender hereunder or under the other Financing Agreements, all Loans made or otherwise available to Borrower pursuant to the Lending Formulas, the lending sublimits set forth in Sections 3.1(b) and 3.2(f) and the Maximum Credit shall be subject to Lender's continuing right, in its discretion, to establish a reserve against the availability of such Loans, and to increase and decrease such reserve from time to time, if and to the extent that, in Lender's sole judgment, such reserve is necessary for any reason including, (i) to protect Lender against possible non-payment for any reason by Account Debtors or possible non-payment of any of the Obligations, or in respect of any state of facts which does or would, with notice or passage of time or both, constitute an Event of Default hereunder,
(ii) to reflect intercompany profit between Borrower and GEP, (iii) to reflect the costs of completion (including, any and all parts, labor and overhead) with respect to Eligible Humvee Finished Goods Inventory consisting of fully operable Humvee vehicles awaiting minor parts or details, as determined by Lender, (iv) to reflect the costs of completion (including, any and all parts, labor and overhead) with respect to Eligible H1 Vehicle Finished Goods Inventory consisting of fully operable H1 Vehicles awaiting minor parts or details, as determined by Lender, (v) to reflect the value of any H1 Vehicles or Humvees which are used for demonstration or test drives, and (vi) to reflect, in Lender's discretion, a reserve in the amount of $1,500,000 in the event that Borrower fails to refinance the obligations of Borrower under the Senior Note Indenture on terms and subject to conditions satisfactory in all respects to Lender by no later than March 1, 2002.

     (b) Without limiting the generality of the foregoing, except as Lender may otherwise determine, in its discretion, from time to time, Lender shall establish a special reserve against the amount of the Loans otherwise available to Borrower pursuant to the Lending Formulas (without regard to the lending sublimits set forth in Sections 3.1(b) and 3.2(f) and the Maximum Credit), in an amount equal to the unliquidated progress payments received by Borrower from any Governmental Agency or prime contractor under any Government Contract at any time outstanding.

     3.5  Fees.
          ----

     (a) As a closing fee, Borrower shall pay to Lender the aggregate amount of $250,000, which shall be fully earned and payable as of the date hereof.

     (b) As a servicing fee, Borrower shall pay to Lender the aggregate amount of $20,000 for each month (or part thereof) that this Agreement is in effect or so long as any of the Obligations are outstanding, which fee shall be fully earned as of the first day of each month, but shall be payable in arrears on the first day of the next month. The first payment of such fee shall be on the first day of the month after the date hereof.

     (c) With respect to each month (or part thereof) that this Agreement is in effect or so long as any of the Obligations are outstanding, Borrower shall pay to Lender an aggregate fee at a rate equal to one-half of one ( 1/2 of 1%) percent per annum calculated for such month and payable monthly in arrears on the first day of the next month, upon the excess, if any, of: (i) the Maximum Credit over (ii) the average of the daily principal balances of the outstanding Loans and the Letter of Credit Accommodations for such month (or part thereof).

     (d) The fees provided for in this Section 3.5 shall be in addition to all other amounts payable by Borrower under this Agreement and the other Financing Agreements and represent compensation for services rendered and to be rendered separate and apart from the lending of money or the use, detention or forbearance of money. Such fees may, at Lender's option, be charged directly to any account(s) of Borrower maintained with Lender. All fees and expenses shall be nonrefundable when paid. All fees and expenses specified or referred to in this Agreement due to Lender shall constitute part of the Obligations and shall be secured by all of the Collateral. All fees provided for in this Section 3.5 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

     3.6  Interest.
          --------

     (a) Interest on all of the Loans and other non-contingent Obligations shall be payable by Borrower to Lender at the Interest Rate.

     (b) In no event shall the Interest Rate and other charges under this Agreement or the other Financing Agreements exceed the highest rate permitted under any applicable law or regulation, which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.

     (c) Subject to the foregoing, all interest charges hereunder or in connection herewith shall be (i) computed as provided herein and in the other Financing Agreements and (ii) paid monthly on the first day of each calendar month, or, at Lender's option, charged to Borrower's account(s) maintained by Lender as of the first day of each calendar month and deemed paid by the first amounts subsequently credited thereto.

     (d) Without limiting Lender's continuing right to demand payment of the Loans and other Obligations, or any portion thereof, in accordance with the terms of this Agreement, or any of the other Financing Agreements, all interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof, shall be payable on demand.

     3.7  Conduct of Accounts; Cross-Collateralization.
          --------------------------------------------

     (a) Lender may maintain one or more accounts reflecting the Loans, repayments of the Loans and payments of the other Obligations and any of the Collateral contemplated under this Agreement or the other Financing Agreements with respect to Borrower, as Lender shall, in its discretion, determine. All Loans shall be charged to a loan account in the name of Borrower on Lender's books. All Collateral held by or granted to Lender by Borrower or any third person shall be security for the payment and performance of any and all Obligations of Borrower to Lender (including, but not limited to, the Loans and the Letter of Credit Accommodations), notwithstanding the maintenance of separate accounts for Borrower, and type of Collateral or the existence of any notes.

     (b) Borrower shall make all payments in respect of the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholdings, restrictions or conditions of any kind or nature whatsoever.

     (c) All Loans and other Obligations shall be payable to Lender at its address specified herein or at such other place as Lender may hereafter designate in writing from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations arising whether or not then due in whatever order and manner as Lender, in its discretion, determines. Upon the request of Lender, Borrower shall execute and deliver to Lender one or more promissory notes, in form and substance satisfactory to Lender, to further evidence the Loans, or any portion thereof.

     (d) If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender and Borrower shall be liable to pay to Lender, and hereby indemnify Lender and hold it harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 3.7(d) shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or proceedings having become final and irrevocable. The provisions of this Section 3.7(d) shall survive the termination of this Agreement and the other Financing Agreements.

     (e) At Lender's option, all principal, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Loans, may be charged directly to any account(s) of Borrower maintained by Lender.

     (f) Lender shall render to Borrower at the address of Borrower set forth in Section 10.6 hereof, each month, one or more statements with respect to the loan account(s) maintained by Lender with respect to Borrower pursuant to the provisions hereof, as of the end of each month while this Agreement is in effect. Such statements of account shall be considered correct, and deemed accepted by and conclusively binding upon Borrower, except to the extent Lender shall receive from Borrower written notice of all exceptions to such statement of account with specificity, within forty-five (45) days from the date of sending.

     3.8  Use of Proceeds.  All Loans to Borrower pursuant to the provisions
          ---------------
hereof which may be made or extended hereunder shall be used by Borrower for general corporate purposes of Borrower.

SECTION 4.   CONDITIONS PRECEDENT TO LOANS
----------   -----------------------------

     Each of the following is an additional condition precedent to Lender making the Loans and providing the Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements, including the continuation of the Indebtedness pursuant to the Existing Agreement as set forth in Section 2.1 (a) hereof and the making of any future Loans or Letter of Credit Accommodations contemplated hereunder (any of which may be waived, in whole or in part, only by Lender in writing):

     4.1 all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authority;

     4.2 no material adverse change shall have occurred in the assets, business or prospects of Borrower since Lender's field examination for the period through June 30, 2000 and no change or event shall have occurred which would impair the ability of Borrower or any obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

     4.3 Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

     4.4 Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrower with respect to the blocked accounts as Lender may require pursuant to Section 9.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

     4.5 Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

     4.6 Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender;

     4.7 Lender shall have received, true, correct and complete copies of all of the GM Agreements and any related agreements, documents or instruments, duly authorized, executed and delivered by Borrower or GM;

     4.8 Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has complied with the Assignment of Claims Act with respect to such Accounts in which the Account Debtor is any Governmental Agency arising under any Government Contract for which the remaining unpaid balance is equal to or greater than $100,000 or such other statutes, rules and/or regulations as may be required, as determined by Lender and take such other actions as Lender may require to perfect and protect Lender's interests in the Collateral, all at Borrower's cost and expense;

     4.9 Lender shall have received, in form and substance satisfactory to Lender and its counsel, the opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

     4.10 Lender shall have received evidence of insurance and loss payee endorsements required under the Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee, all at Borrower's cost and expense;

     4.11 the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been executed and delivered to Lender, in form and substance satisfactory to Lender;

     4.12 all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects; and

     4.13 no Event of Default shall have occurred and be continuing hereunder and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default hereunder (after giving effect to this Agreement and the amendments and waivers provided for herein).

SECTION 5.   COLLATERAL
----------   ----------

     5.1 As collateral security for the prompt performance, observance and payment in full of all of the Obligations, Borrower hereby grants, pledges and assigns to Lender, a continuing security interest in and liens upon, and rights of setoff against, all of the now owned and hereafter acquired assets and properties of Borrower (subject to Section 5.2 hereof, such assets and properties, together with all other collateral security for the Obligations now or hereafter granted to or otherwise held or acquired by Lender, are referred to herein as the "Collateral"), including, but not limited to, the following:

     (a) (i) all Accounts; (ii) all monies, securities and other investment property, credit balances and deposits and other property of Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender or any Participant or their Affiliates from or for Borrower, or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender or any Participant at any time existing; (iii) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, all deposits by and property of Account Debtors or other persons or other security securing the obligation of any Account Debtor, credit and other insurance; (iv) all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in Accounts, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Account or other Collateral, including, without limitation, all returned, reclaimed or repossessed goods; (v) all deposit accounts; and (vi) all other general intangibles of every kind and description, including, without limitation, (A) the interests of Borrower in any surety, insurance or bonds, letters of credit or other guaranties, (B) trade names and trademarks, and the goodwill of the business symbolized thereby, (C) patents, (D) copyrights, (E) licenses, (F0 claims and other choses in action, (G) leasehold interests in equipment, real estate and fixtures and (H) Federal, State and local and foreign tax refund claims of all kinds;

     (b)  all Inventory;

     (c) all present and future books and records relating to any of the above including, without limitation, all ledgers, books of account, purchase or sale agreements, invoices, records, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored, cards, computer programs, computer disks or tape files, computer runs, computer printouts, computer data and other computer prepared information in the possession or control of Borrower, any computer service bureau or other third person (including any rights of Borrower with respect to the foregoing maintained with or by any other person); and

     (d) all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing; but

     5.2 notwithstanding anything to the contrary stated in Section 5.1 hereof, no security interest is granted hereunder on any Excluded Assets and the term "Collateral" shall not include the Excluded Assets.

SECTION 6.   REPRESENTATIONS AND WARRANTIES
----------   ------------------------------

     Borrower hereby represents and warrants to Lender as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of each Loan and each Letter of Credit Accommodation:

     6.1  Organization and Qualification.
          ------------------------------

     (a) Borrower is a duly organized and validly existing corporation in good standing under the laws of its state or jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business as a foreign corporation in all states and other jurisdictions where the nature of its business or the ownership or use of property requires such qualification.

     (b) Borrower does not have any Subsidiaries as of the date hereof except as set forth on Schedule 6.1 hereto.

     6.2  Corporate Power and Authority.  Borrower has the corporate power and
          -----------------------------
authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement and the other Financing Agreements and all other agreements, instruments and documents delivered by Borrower pursuant hereto and thereto, and Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements and the other agreements relating hereto, the present and future borrowings hereunder and thereunder and the execution, delivery and performance of the instruments and documents delivered and to be delivered by it pursuant hereto and thereto. This Agreement and the other Financing Agreements to which Borrower is a party constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

     6.3  Capitalization. All of the issued and outstanding shares of capital
          --------------
stock of Borrower are directly and beneficially owned and held by Renco Group as set forth on the Schedule 6.3 hereto and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

     6.4  Compliance with Other Agreements and Applicable Law.
          ---------------------------------------------------

     (a) Borrower is not in default in any respect under any indenture, mortgage, deed of trust, deed to secure debt, agreement or instrument to which it is a party or by which it or any of its respective assets or properties may be or are bound (after giving effect to this Agreement and the amendments provided for herein).

     (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrower is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrower.

     (c) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Agency required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Agency (including, but not limited to, the Department of State, the Department of Commerce, the Bureau of Alcohol, Tobacco and Firearms, and the Environmental Protection Agency) relating to its business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws). Schedule 6.4 hereto sets forth all permits, licenses, approvals, consents certificates, orders or authorizations (the "Permits") issued to or held by Borrower by any federal, state or local Governmental Agency and any applications pending by Borrower with such federal, state or local Governmental Agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted.
All of the  Permits are valid and subsisting and in full force and effect.
There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     6.5  Governmental Approval and Contracts.  No consent, approval or other
          -----------------------------------
action of, or filing with, or notice to any Governmental Agency is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for the filing of UCC financing statements. Any Government Contract or other arrangement of Borrower with the United States or any other Governmental Agency giving rise to any Accounts are of the type that can be assigned in accordance with the Assignment of Claims Act and there are no restrictions or prohibitions on the right of Borrower to assign such Government Contract or other arrangement under the terms thereof. As of the date hereof, Borrower has complied in all respects with the Assignment of Claims Act as to all of its Government Contracts or other arrangements with the United States or any other Governmental Agency giving rise to any Accounts, except for those Government Contracts with a remaining unpaid balance of less than $100,000. All Government Contracts of Borrower as of the date hereof are listed on Schedule 6.5 hereto. The only Government Contracts under which the Governmental Agency which is the party thereto makes progress payments to Borrower based on costs or otherwise pursuant to 48 C.F.R. 52.232-16 or any other applicable government regulation or statute are those so designated on
Schedule 6.5. The amount of unliquidated progress payments under such Government Contracts does not exceed the amounts permitted under the applicable federal statutes and regulations.

     6.6  Chief Executive Office; Collateral Locations.
          --------------------------------------------

     (a) The address of the principal place of business and chief executive office of Borrower is set forth on Schedule 6.6 annexed hereto, which address is the mailing address for said principal place of business and chief executive office. The books and records relating to the Collateral are located at such address. The Collateral is located only at the addresses set forth on Schedule 6.6.

     (b) Borrower may open any new location within the continental United States provided it (i) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral to be located in such location, including, without limitation, UCC financing statements and agreements from appropriate Persons acknowledging Lender's liens on the Collateral to be located in such location, waiving any lien or claim by such Person to the Collateral and permitting Lender access to the premises to exercise its rights and remedies and otherwise deal with the Collateral, in each case in form and substance satisfactory to Lender.

     6.7  Priority of Liens/Title to Properties.
          -------------------------------------

     (a) The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority and only liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 7.5 hereto and the liens permitted under Section 7.5 hereof.

     (b) Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those directly in favor of or assigned to Lender and such others as are specifically permitted under the provisions of this Agreement as listed on Schedule 7.5 hereto or permitted under Section 7.5 hereof and the other Financing Agreements. Borrower has peaceful and undisturbed possession of all real property and equipment and such other assets as may be necessary for its business as presently conducted or proposed to be conducted and under all leases, licenses and easements necessary for the operation of its properties and business. None of such leases, licenses and easements contain any unusual or burdensome provisions which might materially affect or impair the operations of such properties and business and all such leases, licenses and easements are valid and subsisting and in full force and effect.

     6.8  Tax Returns.  Borrower has filed, or caused to be filed all Federal,
          -----------
State, county, local, foreign and other tax returns, reports and declarations which are required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on said returns and reports or in any assessment received by it, to the extent that such taxes have become due and payable, except taxes the validity of which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     6.9  Litigation.  Except set forth in Schedule 6.9 hereto, there is no
          ----------
present investigation by any Governmental Agency pending or threatened against or affecting Borrower, its properties or business and there is no action, suit, proceeding or claim by any Person pending or threatened against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Financing Agreements or other instruments, agreements or documents delivered in connection herewith or therewith, which if adversely determined with respect to it would result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise, of Borrower.

     6.10 Intellectual Property.   Borrower has all patents, trademarks,
          ----------------------
service-marks, trade names, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted or proposed to be conducted. No product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material. No patent, invention, device, application or principal or any statute, law, rule, regulation, standard or code is pending or proposed which would substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition (financial or otherwise), prospects, assets, property or operations of, Borrower.

     6.11 Accounts.  Each Eligible Account represents a valid and legally
          --------
enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of the business of Borrower which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim (except: (a) to the extent the face amount of any invoice, document or instrument evidencing an Eligible Account arising under a Government Contract which provides for progress payments to Borrower by the Governmental Agency which is the party to such Government Contract includes amounts for which Borrower has previously sent an invoice, document or instrument to such Governmental Agency in respect of progress payments required to be made by such Governmental Agency to Borrower in accordance with the terms of such Government Contract and applicable government regulations, (b) as to the delivery of the goods, to the extent the sales are on a bill and hold basis and Lender has received a bill and hold letter as required under Section 1.17(e) hereof, and
(c) to the extent of the setoff by GM with respect to the GM Accounts for the following amounts which have been reported to Lender pursuant to Section 7.20 hereof: (i) an amount equal to the aggregate principal amount of the GM Loan made to Borrower divided by the number of H2 Vehicles covered by the GM Assembly Agreement (as in effect on the date hereof), as set forth in Schedule 7.3(h), for each H2 Vehicle delivered by Borrower to GM pursuant to the GM Assembly Agreement (as in effect on the date hereof), (ii) royalty and licensing fee payments owing to GM pursuant to the GM Royalty Sharing Agreement (as in effect on the date hereof), (iii the per vehicle charge owing to GM under the terms of the GM Management Service Agreement (as in effect on the date hereof) and (iv) normal trade payables owing to GM with respect to purchase parts purchase from GM by Borrower. All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be (except to the extent of progress payments as noted above). All signatures and endorsements that appear on any Eligible Account are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account violates any state or federal laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

     6.12 Financial Statements.  None of the financial statements, reports and
          --------------------
other information furnished or to be furnished by Borrower to Lender with respect to Borrower and/or its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or omit to state any material fact necessary to make the information therein not misleading. Such financial statements and reports were and will be prepared in accordance with GAAP, in effect on the date thereof, consistently applied, and shall fairly, completely and accurately present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

     6.13 Employee Benefits.
          -----------------

     (a) Except as set forth in Schedule 6.13 hereto, neither Borrower nor any Subsidiary has any liability in connection with any employee pension benefit plan, as defined in Section 3(3) of ERISA.

     (b) Borrower has not engaged in any transaction in connection with which Borrower or any Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (c) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee pension benefit plan of Borrower or any Affiliate. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

     (d) Full payment has been made of all amounts which Borrower or any Subsidiary is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan.

     (e) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, except that in the case of Plan 001 and Plan 010 (identified on Schedule 6.13 hereto) the current vested accrued benefits under such plans exceed the current value of the assets of such plans by $7,000,000 as of December 31, 2000. The terms "current value" and "accrued benefit" have the meanings specified in Section 4062(b)(1)(A) and Section 3 of ERISA, respectively.

     (f) Neither Borrower nor any of its Subsidiaries is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA), that is subject to Title IV of ERISA, except as set forth on Schedule 6.13 hereto.

     6.14 Environmental Compliance.
          ------------------------

     (a) Borrower and its Subsidiaries have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and its Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

     (b) Except as set forth in Schedule 6.14 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower, or its Subsidiaries or their businesses, operations or assets or any properties at which Borrower or its Subsidiaries transported, stored or disposed of any Hazardous Materials.

     (c) Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (d) Borrower and its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower and its

Subsidiaries under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     6.15 Investment Company.  Borrower is not an "investment company", or an
          ------------------
"affiliated person" or "promoter" or "principal underwriter", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S)80a-1, et seq.). The making of the Loans and extension of the Letter of Credit
------
Accommodations by Lender, the application of the proceeds and the repayment thereof by Borrower and the performance of the transactions contemplated herein will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued pursuant thereto.

     6.16 Regulation G; Securities Exchange Act of 1934.  Borrower does not own
          ---------------------------------------------
any "margin security" as such term is defined in Regulation G, as amended (12 C.F.R. Part 207) of the Board. The proceeds of the borrowings made pursuant to this Agreement and the other Financing Agreements will be used by Borrower only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board, as amended. Borrower will not take, nor will it permit any agent acting in its behalf to take, any action which might cause this Agreement or the other Financing Agreements, or instruments delivered pursuant hereto or thereto, to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state or other securities laws, in each case as in effect on the date hereof or as amended hereafter.

     6.17 No Material Adverse Change.  There has been no material adverse change
          --------------------------
in the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower, taken as a whole, since the date of the most recent financial statements with respect thereto submitted to Lender and field examination with respect thereto (for the period ending June 30, 2000) conducted by Lender.

     6.18 Disclosure.
          ----------

     (a) The information contained in the representations and warranties of Borrower set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Lender, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

     (b) After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any condition or event which constitutes an Event of Default or which, after notice or passage of time or both, would constitute an Event of Default.

SECTION 7.   ADDITIONAL COVENANTS
----------   --------------------

     In addition to the covenants set forth in the other Financing Agreements, Borrower hereby covenants to and agrees with Lender that until all of the Obligations have been paid in full, Borrower shall comply with the following covenants, or cause the same to be complied with, unless Lender shall otherwise consent in writing:

     7.1  Tradenames.  Some of Borrower's invoices may from time to time be
          ----------
rendered to customers under the tradenames listed on Schedule 7.1 annexed hereto (which, together with any new tradenames used after the date hereof are referred to collectively as the "Tradenames" and individually, as a "Tradename"). As to the Tradenames used by it, and the related Accounts, Borrower hereby agrees that:

     (a) Each Tradename is a tradename (and not an independent corporation or other legal entity) by which Borrower may identify and sell or lease certain of its goods or services and conduct a portion of its business.

     (b) All Accounts and proceeds thereof (including any returned merchandise) which arise from the sale or lease of goods or rendition of services invoiced under the Tradename shall be owned solely by Borrower and shall be subject to the security interests of Lender and other terms of this Agreement and the other Financing Agreements.

     (c) All assignments or confirmatory schedules of Accounts or chattel paper delivered to Lender by Borrower, whether in the name of any of the Tradenames or Borrower, shall be executed by Borrower as owner of such assigned Accounts, as the case may be.

     (d) New Tradenames may be used by Borrower, but only if (i) Lender is given at least thirty (30) days prior written notice of the intended use of any new Tradename and (ii) such supplemental financing statements as Lender shall request shall be executed and delivered to Lender by Borrower for filing by Lender prior to the use of such new Tradename.

     7.2  Subsidiaries.  Borrower shall not form or acquire any Subsidiaries
          ------------
without the prior written consent of Lender, which consent shall not be unreasonably withheld. In the event Lender so consents, promptly upon such formation or acquisition, Borrower shall cause any such Subsidiary to execute and deliver to Lender, in form and substance satisfactory to Lender and its counsel: (a) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrower to Lender, (b) a general security agreement granting to Lender a first and only lien (except as otherwise consented to by Lender) upon the Subsidiary's assets of the same type and category as the Collateral, (c) related Uniform Commercial Code financing statements, and (d) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing indebtedness of such new Subsidiary to Lender.

     7.3  Indebtedness.  Borrower shall not, and shall not permit any Subsidiary
          ------------
to, create, incur, assume or permit to exist, contingently or otherwise, any Indebtedness, except:

     (a)  Indebtedness to Lender;

     (b) Indebtedness consisting of unsecured current liabilities incurred in the ordinary course of its business;

     (c) Indebtedness consisting of unsecured non-current accruals and deferred liabilities (other than for borrowed money or with respect to capital leases) or in respect of post-employment benefits for health care, life insurance and long term disability benefits, in each case incurred in the ordinary course of its business;

     (d) Indebtedness incurred in the ordinary course of its business secured only by liens permitted under Sections 7.5(c);

               (i) the payments in respect of such Indebtedness by Borrower shall not exceed $2,000,000 in the aggregate in any twelve (12) month period during the Term hereof;

               (ii) Borrower shall not directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such Indebtedness or any payments pursuant to the purported acceleration thereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

               (iii) Borrower shall furnish to Lender all notices, demands or other materials in connection with such Indebtedness either received by Borrower, or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

     (e) Indebtedness of Borrower to Renco Group in respect of: (i) the transactions permitted under Section 7.7(b), and (ii) unpaid dividends permitted to be accrued pursuant to Section 7.8(c) hereof;

     (f)  Indebtedness existing on the date hereof which is described on
Schedule 7.3 hereto, provided, that:
                     --------  ----

               (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness as set forth in Schedule 7.3; and

               (ii) Borrower shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such Indebtedness or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose or (C) amend, modify, alter or change the terms of the arrangements with respect to such Indebtedness or otherwise; and

               (iii) Borrower shall furnish to Lender all notices, demands or other materials received concerning such Indebtedness, either received by Borrower in connection therewith promptly after receipt thereof or sent by Borrower, concurrently with the sending thereof, as the case may be;

     (g) Indebtedness of Borrower of up to the maximum principal amount of $75,500,000, less the aggregate amount of all repayments or repurchases, optional or mandatory, of principal in respect thereof, evidenced by the Senior Notes, plus interest thereon at the rate provided for in the Senior Notes (as in effect on the date hereof); provided, that: (i) Borrower shall only make
                            --------  ----
regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Senior Notes (as in effect on the date hereof); (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Senior Notes or any of the other Senior Note Offering Agreements or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose in any sinking fund, except, for (1) redemptions of the Senior Notes at the option of Borrower, in
------
whole or in part, pursuant to the terms and conditions of the Senior Notes (as in effect on the date hereof) and the Senior Note Indenture (as in effect on the date hereof), (2) redemptions using the proceeds of the Refinancing Indebtedness permitted hereunder, (3) mandatory redemptions of the Senior Notes (as in effect on the date hereof) required by the Senior Note Indenture (as in effect on the date hereof) in the event (aa) Borrower has Excess Cash Flow (as defined in the Senior Note Indenture as in effect on the date hereof) at the end of any twelve
(12) month period ending April 30, (bb) of certain Asset Sales (as defined in the Senior Note Indenture as in effect on the date hereof) of Borrower other than the Collateral, and (cc) of a Change of Control (as defined in the Senior
Note Indenture as in effect on the date hereof); and (iv) Borrower shall furnish to Lender all notices, demands or other materials either received from any of the holders of the Senior Notes and the Trustee, or on their behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the Senior Notes or the Trustee, concurrently with the sending thereof, as the case may be;

     (h) Indebtedness of Borrower to GM pursuant to loans in cash or immediately available funds by GM to Borrower as evidenced by the GM Note, provided, that, (i) such Indebtedness shall not bear any interest, (ii) such
--------  ----
Indebtedness is, and shall only be secured by, the security interests and liens upon the GM Collateral as permitted under Section 7.5(e) hereof, (iii) the rights and remedies of GM arising in connection with or pursuant to the GM Loan are limited to recourse against the GM Collateral and Borrower does not have any personal liability to GM in respect of the obligations of Borrower to GM arising pursuant to the GM Loan (such that Borrower does not have any liability in the event of any deficiency for amounts owing to GM after GM has exercised its rights and remedies with respect to the GM Collateral), the proceeds of the GM Loan shall be used for: (A) the engineering and construction of the H2 Facility,
(B) the purchase of certain machinery and equipment for use in the production of the H2 Vehicle; and (C) costs required for Borrower to prepare to assemble the H2 Vehicles (except for the cost of the time of Borrower's management and employees dedicated to the performance of the activities contemplated by the GM Agreements), (iv) such Indebtedness shall not exceed the amount set forth on
Schedule 1.49 hereto, less the aggregate amount of all repayments or repurchases of principal in respect thereof, (v) Borrower shall not, directly or indirectly, make any payments with respect to such Indebtedness, including, but not limited to any prepayments or any non-mandatory payments, except that (A) Borrower may
                                                  ------ ----
directly pay GM or GM may obtain payments in respect of such Indebtedness by offsetting against the assembly fee otherwise payable to Borrower pursuant to the terms of the GM Assembly Agreement in effect on the date hereof, in an amount equal to the aggregate principal amount of the GM Loan made to Borrower divided by the number of H2 Vehicles covered by the GM Assembly Agreement in effect on the date hereof, as set forth in Schedule 7.3(h), for each H2 Vehicle delivered by Borrower to GM pursuant to the GM Assembly Agreement in effect on the date hereof, and (B) Borrower may make prepayments in respect of the GM Note pursuant to the terms of the GM Equity Conversion Agreement as in effect on the date hereof so long as (1) as of the date of any such prepayment and after giving effect thereto, the Excess Availability shall not have been less than $10,000,000, and for each of the thirty (30) consecutive days immediately prior to any such prepayment, Excess Availability shall not be less than $10,000,000,
(2) Lender shall have received not less than seven (7) days prior written notice of the intention of Borrower to make such prepayment, together with such information with respect thereto as Lender may request, and (3 as of the date of any such prepayment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (vi) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any of the GM Agreements except, that, Borrower may, after
                                              ------  ----
prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower, or to make such other changes which would not be expected to adversely impact the Borrower's ability to repay the Obligations or the Lender's rights to realize on its Collateral or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

     (i) Indebtedness of Borrower to First Source arising pursuant to the First Source Note as in effect on the date hereof; provided, that, (i) such
                                             --------  ----
Indebtedness is and shall only be secured by the security interests and liens upon the First Source Mortgage as permitted under Section 7.5(f) hereof, (ii) such Indebtedness shall not exceed $5,000,000 (less the aggregate amount of all repayments in respect thereof), (iii) neither Borrower not any of its Subsidiaries shall, directly or indirectly, make any payments with respect to such Indebtedness, including, but not limited to any prepayments or any non-mandatory payments, except that Borrower may make regularly scheduled monthly payments in
          ------ ----
respect of the First Source Note as in effect on the date hereof so long as the aggregate principal amount of all such payments shall not exceed $5,000,000 and as of the date of each such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (iv) neither Borrower nor any of its Subsidiaries shall, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any other provisions of any agreement, document or instruments to the extent such provision governs or affects the Indebtedness as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend,
       ------  ----
modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or to make any covenants contained therein less restrictive or burdensome as to Borrower, or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, (v) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be; and (vi) Lender shall at all times have access, on terms and conditions satisfactory to Lender, to (A) the H1 Facility so that Lender shall be able to exercise its rights and remedies and otherwise deal with the Collateral and (B) the Equipment to complete Inventory;

     (j) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness permitted under
Section 7.3(g) hereof (the "Refinancing Indebtedness"); provided, that, as to
                                                        --------  ----
any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may reasonably request, (ii) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness incurred by Borrower and its Subsidiaries shall be at such rates and with such fees and charges which are commercially reasonable, (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (v) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith) plus $40,000,000, (vi) the Refinancing Indebtedness shall be unsecured, (vii) Borrower and its Subsidiaries may only make regularly scheduled payments of principal, interest and fees, if any, in respect of such Indebtedness (except as otherwise permitted below), (viii) Borrower and its Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of the agreements with respect to such Indebtedness, except
                                                                       ------
that Borrower and its Subsidiaries may, after prior written notice to Lender,
----
amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower and its Subsidiaries or otherwise more favorable to Borrower and its Subsidiaries, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein or with the proceeds of any other Refinancing Indebtedness permitted hereunder, and (xi) Borrower and its Subsidiaries shall furnish to Lender all notices of default or demands in connection with such Indebtedness received by Borrower and its Subsidiaries or on its behalf promptly after the receipt thereof;

     (k) Indebtedness of Borrower to Transamerica Insurance Finance Corporation (or another lender acceptable to Lender providing loans or other financial accommodations to Borrower to finance its insurance premiums) in respect of unearned premiums payable on certain insurance policies maintained by Borrower pursuant to the terms of Premium Finance Agreement, Disclosure Statement and Security Agreement among Borrower and Transamerica Insurance Finance Corporation (or any other similar type of agreement with substantially similar terms among Borrower and another lender acceptable to Lender providing loans or other financial accommodations to Borrower to finance its insurance premiums), provided, that, (i) in no event shall the total amount of such Indebtedness
--------  ----
outstanding at any time exceed $2,000,000, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness shall be unsecured except to the extent of any unearned premiums paid by Borrower or any return of the premium for such policy, (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness; except, that, Borrower may, after prior written
                              ------  ----
notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose and (v) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

     (l) unsecured Indebtedness of Borrower to any of its Subsidiaries arising after the date hereof pursuant to loans by such Subsidiaries to Borrower (other than Indebtedness consisting of unsecured liabilities incurred in the ordinary course of business and permitted under Section 7.3 (b) hereof), provided, that,
                                                                --------  ----
(i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender,
(ii) Lender shall have received, in form and substance satisfactory to Lender, as subordination agreement providing for, inter, alia, the terms of the
                                          -----  ----
subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiaries and Borrower, (iii) Lender shall have received, on a monthly basis pursuant to Section 7.20 hereof, a report setting for the balance of any such Indebtedness and such other and further information which Lender shall request, (iv) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid in this Agreement has not been terminated; provided, that, Borrower may make
                                           --------  ----
payments in respect of such Indebtedness, so long as each of the following conditions is satisfied as to any such payment: (A) as to each such payment, Lender shall have received prior written notice from Borrower that Borrower will make such payment not less than five (5) business days prior to the date thereof, (B) as of the date of any such payment and immediately after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (C) as of the date of any such payment and immediately after giving effect thereto, Excess Availability shall be greater than $5,000,000; (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or invest any sums for such purpose, (vi) Borrower shall furnish to Lender all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by either Borrower or on its behalf, concurrently with the sending thereof, as the case may be and (vii) Lender shall have received, in form and substance satisfactory to Lender copies of all necessary consents and approvals of third parties to such Indebtedness, including the holders of the Senior Notes and the Trustee; and

     (m) the unsecured Indebtedness of Borrower or AMGSC to Floorplan Lenders as permitted in Section 7.6(f) hereof.

     7.4  Registration Rights Agreement.  In the event that Borrower registers
          -----------------------------
any Refinancing Indebtedness in accordance with the Securities Laws, Borrower shall deliver to Lender any registration statement, notice or other filing with the Securities and Exchange Commission related thereto and shall enter into an amendment to the Loan Agreement providing for, among other things, the agreement by Borrower to deliver to Lender all filings, notices or other documents required by Borrower to be delivered to the Securities and Exchange Commission pursuant to the Securities Laws upon the effective date of the transactions contemplated by the any relevant registration rights agreement.

     7.5  Limitation on Liens.  Borrower shall not, and shall not permit any
          -------------------
Subsidiary to, create, incur, assume, or permit to exist any mortgage, pledge, security interest, lien, encumbrance, defect in title or restriction upon the use of its real or personal properties, whether now owned or hereafter acquired, except:

     (a)  the liens, encumbrances or security interests in favor of Lender;

     (b) tax, mechanics, warehouse and other like statutory liens arising in the ordinary course of Borrower's or its Subsidiaries' businesses to the extent:
(i) such liens secure Indebtedness which is not overdue or (ii) until foreclosure or similar proceedings shall have been commenced, such liens secure Indebtedness relating to claims or liabilities which are (A) fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (B) being contested in good faith by appropriate proceedings available to Borrower or its Subsidiaries prior to the commencement of foreclosure or other similar proceedings and are adequately escrowed for or reserved against in Lender's judgment;

     (c) purchase money mortgages or other purchase money liens or security interest upon any specific fixed assets hereafter acquired, or mortgages, liens, or security interests existing on any such future fixed assets at the time of acquisition thereof (including, without limitation, capitalized or finance leases) or in connection with the refinancing of existing capitalized leases with respect to specific fixed assets, provided, that (i) no such purchase money
                                       --------  ----
or other mortgage, lien or security interest (or capitalized or finance lease, as the case may be) with respect to specific future fixed assets or as refinanced shall extend to or cover any other property, other than the specific fixed assets so acquired, or acquired or refinanced subject to such mortgage, lien or security interest (or lease) and the proceeds thereof, (ii) such mortgage, lien or security interest secures the obligation to pay the purchase price of such specific fixed assets only (or the obligations under the capitalized or finance lease), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fixed assets so acquired, (iv) Borrower shall provide Lender thirty (30) days prior written notice of any such mortgage, security interest, lien or encumbrance, and (v) prior to the granting of any such mortgage, security interest, lien or encumbrance, Lender shall have received, in form and substance reasonably satisfactory to Lender, such consents, waivers, acknowledgments, releases and other agreements and documents from such mortgagee, secured party, lessor or other third persons which Lender may deem necessary or desirable acknowledging the first priority liens of Lender, waiving any security interests, liens or other claims by such persons to the Collateral and permitting Lender access to the real property and the Equipment so that Lender may exercise its rights and remedies and otherwise deal with the Collateral unless otherwise agreed to by Lender;

     (d) the purchase money mortgages or other purchase money liens or security interests upon the GM Collateral in favor of GM pursuant to the GM Security Agreement (as in effect on the date hereof) to secure the Indebtedness of Borrower to GM permitted under Section 7.3(h) above, and GM's rights under the GM Right of Access Agreement;

     (e) the mortgages or security interests upon the H1 Facility in favor of First Source permitted under Section 7.3(i) above; and

     (f)  liens and security interests securing Indebtedness permitted under
Section 7.3(f).

     7.6  Loans, Investments, Guarantees, Etc.  Borrower shall not, and shall
          ------------------------------------
not permit any Subsidiary to, directly or indirectly, make, incur, assume or permit to exist, any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations, stock or dividends of any person or agree to do any of the foregoing, except:
           ------

     (a) guarantees by any Subsidiary of Borrower of the Obligations in favor of Lender;

     (b) the endorsement of instruments for collection or deposit in the ordinary course of business;

     (c) the additional loans, capital investments (which for this purpose shall not include capital expenditures), guarantees, insurance bonds, performance or surety bonds described on Schedule 7.6 annexed hereto, which sets forth the parties, amounts, time periods and key terms with respect thereto;

     (d) after written notice thereof to Lender, investments in the following instruments, which shall be pledged and delivered to Lender upon Lender's request, (i) marketable obligations issued or guaranteed by the United States of America or an instrumentality or agency thereof, maturing not more than one (1) year after the date of acquisition thereof, (ii) certificates of deposit or other obligations maturing not more than one (1) year after the date of acquisition thereof issued by any bank or trust company organized under the laws of and located in the United States of America or any State thereof and having capital, surplus and undivided profits of at least $100,000,000, and (iii) open market commercial paper with a maturity not in excess of two hundred seventy
(270) days from the date of acquisition thereof which have the highest credit rating by either Standard & Poor's Ratings Service or Moody's Investors Service, Inc.;

     (e) Borrower may make loans or advance money or property to, or invest by capital contribution in AMGSC; provided, that, (i) the aggregate amount of any
                               --------  ----
loans or advances by Borrower to AMGSC at any time outstanding shall not exceed $500,000 (and in the event such loans at any time exceed $250,000, Borrower shall cause AMGSC to execute and deliver a promissory note to evidence such loans payable to the order of Borrower, the original of which shall be endorsed by Borrower as payable to the order of Lender and as so endorsed shall be delivered by Borrower to Lender), (ii) the aggregate amount of the cash capital contributions made by Borrower to AMGSC shall not exceed $500,000 and (iii) the aggregate amount of capital contributions by Borrower to AMGSC in personal property (other than cash) shall not exceed personal property having a total net book value of $1,000,000;

     (f) Borrower or AMGSC may from time to time repurchase from a Floorplan Lender any H1 Vehicle repossessed by the Floorplan Lender and as to any Floorplan Lenders who so agree, the Indebtedness of Dealers to such Floorplan Lender relating thereto, in accordance with the terms of the Repurchase Agreement with such Floorplan Lender subject to the fulfillment (and not merely the waiver) of all conditions to such purchase contained therein; provided,
                                                                  --------
that, (i) the aggregate amount of the total liability of Borrower and AMGSC to
----
all Floorplan Lenders for the purchase of H1 Vehicles and, if applicable, such Indebtedness (whether contingent or otherwise) outstanding at any one time shall not exceed $30,000,000; provided, that, subject to the
                                           --------  ----
written consent of Lender in each instance, the liability of Borrower and AMGSC to a Floorplan Lender in connection with any fleet sales may be excluded from such limit, (ii) no Event of Default shall exist or have occurred, (iii) Borrower shall not, directly or indirectly (A) amend, modify, alter or change the terms of the Repurchase Agreement or (B) prepay the purchase price for a repossessed H1 Vehicle to any Floorplan Lender in advance of the delivery of the H1 Vehicle by the Floorplan Lender to AMGSC or Borrower, (iv) Borrower shall furnish to Lender all notices, demands or other materials received concerning such Indebtedness, either received by Borrower or AMGSC, or on its or their behalf, in connection therewith, promptly after receipt thereof or sent by Borrower or AMGSC, or on its or their behalf, concurrently with the sending thereof, as the case may be, (v) Borrower and AMGSC shall give Lender not less than five (5) business days notice of the intention of Borrower and/or AMGSC to enter into any Repurchase Agreement, (vi) Borrower and AMGSC shall deliver to Lender, promptly after its execution, a true, correct and complete copy of any Repurchase Agreement entered into by Borrower and/or AMGSC with any Floorplan Lender and any other information or materials which Lender may request in connection with the arrangements of Borrower and/or AMGSC with any Floorplan Lender and (vii) Lender shall have received, in form and substance satisfactory to Lender copies of all necessary consents and approvals of third parties to such Indebtedness, including the holders of the Senior Notes and the Trustee;

     (g) the investments to the equity of GEP by Borrower in the amount of $12,000,000 prior to the date hereof; provided, that, Borrower shall have no
                                      --------  ----
further obligation or liability to make any capital contributions or other additional investments or other payments to or in or for the benefit of GEP;

except that Borrower may make capital contributions or other payments to or in
------ ----
or for the benefit of GEP; provided, that, each of the following conditions is
                           --------  ----
satisfied as of the date of any such capital contribution or other payment: (i) in no event shall the aggregate amount of all such capital contributions or other payments exceed $ 4,000,000 after the date hereof, (ii) within thirty (30) days after the end of each fiscal month, Borrower shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such capital contributions or other payments as of the last day of the immediately preceding month and indicating any capital contributions or other payments made and payments received during the immediately preceding month,
(iii) as of the date of any such capital contribution or other payment made after the date hereof and after giving effect thereto, each of Borrower and GEP shall be solvent, (iv) as of the date of any such capital contributions or other payments made after the date hereof and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing; and (v) GEP shall pay dividends to Borrower, to the extent permitted by applicable law, in cash or other immediately available funds as set forth on
Schedule 7.6(g) without offset, defense, deduction or counterclaim of any kind nature or description whatsoever;

     (h) loans by any Subsidiaries of Borrower to Borrower after the date hereof to the extent the Indebtedness of Borrower to such Subsidiaries arising pursuant to such loans is permitted under Section 7.3 hereof; and

     (i) investments made prior to the date hereof in AMGSC and Chippewa Corporation.

     7.7  Transactions with Affiliates.  Borrower shall not, and shall not
          ----------------------------
permit any Subsidiary to, directly or indirectly:

     (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any shareholder, officer, director, agent, employee or Affiliate, except on prices or terms no less favorable than would have been obtained in an arm's length transaction with a non-affiliated Person; provided,
                                                                      --------
that, the
----
total aggregate amount of accounts receivable arising from sales of Inventory by Borrower to AMGSC at any one time outstanding shall not exceed $5,000,000, or

     (b) make any payment of management fees, tax sharing payments, insurance premiums or of the principal amount of or interest on any Indebtedness owing to any shareholder, officer, director or Affiliate of Borrower, except,
                                                             ------

          (i) Borrower and its Subsidiaries may pay: (A) a monthly management fee to Renco Group monthly in arrears; provided, that, in no event shall the
                                       --------  ----
aggregate amount of such fee paid in any month exceed $100,000, and (B) an annual management fee to Renco Group annually in arrears, in an amount not to exceed the "Annual Fee", as such term is defined in the first paragraph of
Section 3(b) of the Management Agreement (as in effect on the date hereof);

provided, that, such monthly fee and annual fee may only be paid so long as, no
--------  ----
Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred or would exist or continue after giving effect to any such payment;

          (ii) Borrower and its Subsidiaries may make payments to Renco Group for actual and necessary reasonable out-of-pocket legal and accounting, marketing, payroll and similar types of services paid for by Renco Group on behalf of Borrower and its Subsidiaries in the ordinary course of its respective businesses or as the same may be directly attributable to Borrower and its Subsidiaries;

          (iii) Borrower and its Subsidiaries may make payments to Renco Group pursuant to the Tax Sharing Agreement (as in effect on the date hereof);

provided, that, (A) Borrower and its Subsidiaries are included in the
--------  ----
consolidated federal income tax return filed by Renco Group as to which Borrower and its Subsidiaries is making such payments, (B) the payments in any year shall not exceed the federal income tax liability that Borrower or its Subsidiaries would have been liable for if Borrower or its Subsidiaries had filed its tax returns on a stand-alone basis except that Borrower and its Subsidiaries shall not have the benefit of any of its tax loss carryforwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, (C) such payments shall be made by Borrower and its Subsidiaries no earlier than five (5) days prior to the date on which Renco Group is required to make its payments to the Internal Revenue Service, and (D) in the event that Borrower also joins with Renco Group in filing any combined or consolidated (or similar) state or local income tax returns, then the making of payments to Renco Group shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes;

          (iv) with respect to any fiscal year of Borrower and is Subsidiaries, Borrower and its Subsidiaries may pay to Renco Group an amount equal to the lesser of (A) Borrower's and its Subsidiaries' allocable share of premiums and other costs for insurance with respect to property, business interruption, casualty and other types of business insurance coverage for Borrower and its Subsidiaries under the insurance policies of Renco Group with respect to which Borrower and its Subsidiaries is included as an insured or Borrower's or its Subsidiaries' assets or properties are covered or (B) an amount not to exceed $4,000,000 for each such fiscal year; and

          (v) any payments to Renco Group permitted under Section 7.8(e) hereof.

     7.8 Dividends.  Borrower and its Subsidiaries shall not, directly or
         ---------
indirectly, during any fiscal year of Borrower and its Subsidiaries, commencing with Borrower's and its Subsidiaries' current fiscal year, declare or pay any cash dividends or dividends payable in property other than stock on account of any shares of any class of capital stock of Borrower or its Subsidiaries now or hereafter outstanding, or set apart any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock of Borrower or its Subsidiaries (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than stock or apply or set apart any sums, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except:
------

     (a) any Subsidiary of Borrower which is permitted to exist in accordance with Section 7.2 hereof may pay any dividends on account of any shares of class of Capital Stock to Borrower;

     (b) Borrower may, in any fiscal year, declare and pay, out of legally available funds therefor, dividends in respect of the common stock of Borrower of up to fifty (50%) percent of Borrower's Adjusted After-Tax Profits for the immediately preceding fiscal year, on a non-cumulative basis; provided, that, each of the following conditions is satisfied, as determined by Lender, as of the date of, and after giving effect to, each such payment of such dividends in any fiscal year:

          (i) no Event of Default exists or has occurred, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred; and

          (ii) Excess Availability as of the date of the payment of such dividends, and after giving effect to such payment of such dividends and any payments for management fees, tax sharing payments and insurance premium payments paid or to be paid in such month, shall be not less than $5,000,000;

     (c) dividends may be declared and paid by Borrower in any fiscal year, out of legally available funds therefor, in respect of the shares of preferred stock of Borrower issued and outstanding as of the date hereof in accordance with the terms of such preferred stock; provided, that, each of the following conditions
                               --------  ----
is satisfied, as determined by Lender, as of the date of each such payment of such dividends in any fiscal year:

          (i) no Event of Default exists or has occurred, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred or would exist or occur after giving effect to any such payment;

          (ii) the Excess Availability as of the date of the payment of such dividends, and after giving effect to the payment of such dividends, and any payments for management fees, tax sharing payments and insurance premiums payments paid or to be paid in such month, shall be not less than $5,000,000 and for each of the thirty (30) consecutive days immediately prior to the payment of such dividends, Excess Availability shall have been not less than $5,000,000;

     (d) notwithstanding anything to the contrary contained in this Section 7.8, but subject to the terms and conditions contained herein, Borrower may, solely in connection with the Excess Cash Flow Offer (as defined in the Indenture as in effect on the date hereof), upon five (5) days prior written notice to Lender, to the extent that an Excess Cash Flow Offer is not fully subscribed to, use not more than the aggregate amount of $2,500,000 annually constituting the unutilized portion of the Excess Cash Flow up to the maximum aggregate cumulative amount of not more than $5,000,000 in connection with such Cash Flow Offer to redeem preferred stock in accordance with the Articles of Incorporation of Borrower and/or declare and pay, out of legally available funds therefor, dividends on such preferred stock; provided, that, the conditions set
                                             --------  ----
forth in Sections 7.8(c)(i) and (ii) hereof have been satisfied; and

     (e) with respect to any year that Borrower and its Subsidiaries have effectively been designated as a qualified Subchapter S subsidiary company ("QSSS") under the Code, Borrower may pay cash dividends, from legally available funds therefor, to the extent taxable income of Borrower is required to be included in the taxable income shown by Renco Group as reported in its subchapter S tax returns ("Form 1120S"), subject to the following:

          (i) such cash dividends shall be with respect to any such period, in an amount up to the product of (A) the taxable income of Borrower and its Subsidiaries for such period which is the basis for Renco Group being required to include such taxable income in its Form 1120S, as amended or modified or determined by audit, and the required estimated taxable income related thereto and the comparable state and local taxable income reports and estimated taxable income, multiplied by (B) the corporate Federal, State and local tax rates, whether calculated on regular taxable income or alternative minimum taxable income, as applicable, in effect for the taxable period applicable to Borrower and its Subsidiaries using the rates that would be applicable if Borrower and its Subsidiaries were not a QSSS and calculated in accordance with the tax sharing arrangement by and among Borrower, its Subsidiaries and Renco Group (as in effect on the date hereof),

          (ii) Borrower may pay such cash dividends with respect to any such period so long as (A) in such period, Borrower and its Subsidiaries are effectively designated a QSSS, (B) the product of the taxable income of Borrower and its Subsidiaries for such period multiplied by the applicable tax rates as described above shall be reduced by any applicable tax credits or deductions calculated in accordance with the tax sharing arrangement by and among Borrower, its Subsidiaries and Renco Group (as in effect on the date hereof) available to Borrower and its Subsidiaries which would reduce the amount of the income taxes payable by Borrower and its Subsidiaries, (C) any such dividends shall be paid no more than five (5) days prior to the date that Renco Group's shareholders are required to make payment of the taxes based on the taxable income of Borrower and its Subsidiaries, (D) not less than five (5) days prior to the payment of any such dividends, Lender shall have received a certificate signed by the chief financial officer of Borrower, in form and substance satisfactory to Lender, stating the calculation of the amount which is the basis for tax distributions to Renco Group permitted hereunder through such period (if any) and providing full information and computations with respect thereto and (E) such dividend shall not be in violation of applicable law or any other agreement to which Borrower is a party or by which Borrower or its assets are bound, and

          (iii) in no event shall dividends be paid based on taxable income of Borrower and its Subsidiaries for jurisdictions which do not recognize Borrower and its Subsidiaries as a QSSS and where (A) Borrower and its Subsidiaries are required to file and pay its individual taxes, and (B) where Renco Group is not required to pay or by virtue of a consolidated (or similar) return, does not make payments in respect of, the tax liability of Borrower or any of its Subsidiaries in such jurisdiction.

     7.9  Maintenance of Existence.  Borrower shall at all times preserve, renew
          ------------------------
and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

     7.10 Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Borrower
          -------------------------------------------------------
shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with Borrower, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of all or any substantial portion of its property or assets or any stock or Indebtedness to any other Person or change the nature of its business or (c) wind up, liquidate or dissolve or (d) agree to do any of the foregoing.

     7.11 Working Capital.  Borrower and its Subsidiaries shall, at all times,
          ---------------
maintain a Consolidated Working Capital of not less than the following amounts during the period indicated (inclusive of the first and last days of such period):

                 Period                                Amount
                 ------                                ------


          Through January 31, 2001                   $28,700,000

          From February 1, 2001 through
          and including April 30, 2001               $30,100,000

          From May 1, 2001 through
          and including July 31, 2001                $34,200,000

          From August 1, 2001 through
          and including October 31, 2001             $22,900,000

          From November 1, 2001 through
          and including January 31, 2002             $13,700,000

          From February 1, 2002 through
          and including April 30, 2002               $ 7,000,000

          From May 1, 2002 through
          and including July 31, 2002                $ 6,300,000

          From August 1, 2002 through
          and including October 31, 2002             $24,400,000

          From November 1, 2002 through
          and including January 31, 2003             $33,100,000

          From February 1, 2003 through
          and including April 30, 2003               $36,900,000

          From May 1, 2003 through
          and including July 31, 2003                $46,100,000

          From August 1, 2003 and
          at all times thereafter                    $22,300,000


     7.12 Net Worth.  Borrower and its Subsidiaries shall, at all times,
          ---------
maintain a Consolidated Adjusted Net Worth of not less than the following amounts during the period indicated (inclusive of the first and last days of such period):


                 Period                                  Amount
                 ------                                  ------

          Through January 31, 2001                    ($55,500,000)

          From February 1, 2001 through
          and including April 30, 2001                ($54,600,000)

          From May 1, 2001 through
          and including July 31, 2001                 ($51,800,000)

          From August 1, 2001 through
          and including October 31, 2001              ($49,800,000)

               From November 1, 2001 through
               and including January 31, 2002          ($61,600,000)

               From February 1, 2002 through
               and including April 30, 2002            ($71,300,000)

               From May 1, 2002 through
               and including July 31, 2002             ($70,900,000)

               From August 1, 2002 through
               and including October 31, 2002          ($53,300,000)

               From November 1, 2002 through
               and including January 31, 2003          ($45,500,000)

               From February 1, 2003 through
               and including April 30, 2003            ($42,400,000)

               From May 1, 2003 through
               and including July 31, 2003             ($34,200,000)

               From August 1, 2003
               and at all times thereafter             ($29,900,000)

     7.13 Capital Expenditures.  Borrower and its Subsidiaries, shall not,
          --------------------
directly or indirectly, make or commit to make, whether through purchase, capital leases or otherwise, Capital Expenditures on a non-cumulative basis (such that expenditures not made or committed to be made in any one fiscal year may not be made or committed to be made in any following fiscal year), in excess of a total aggregate amount of: (a) $20,000,000 in the fiscal year of Borrower ending October 31, 2000, (b) $20,000,000 in the fiscal year of Borrower ending October 31, 2001, (c) $15,000,000 in the fiscal year of Borrower ending October 31, 2002 and (d) $10,000,000 in any fiscal year of Borrower thereafter; except
                                                                        ------
that to the extent Borrower and its Subsidiaries, make Capital Expenditures in
----
any one fiscal year in amounts less than the applicable amount set forth in
Section 7.13(a) or 7.13(b) above, Borrower may make additional Capital Expenditures in the next consecutive fiscal year in amounts up to the difference between the applicable amount set forth above and the Capital Expenditures actually made in the immediately preceding fiscal year.

     7.14 Compliance with Laws, Regulations, Etc.
          ---------------------------------------

     (a) Borrower shall, and shall cause each Subsidiary to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all requirements, of any foreign, Federal, State or local governmental authority, including, without limitation, ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended and the rules and regulations thereunder and all other statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, the Environmental Laws.

     (b) Borrower shall, and shall cause each Subsidiary to, take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender with regard to such response. If Borrower receives any notice of (i) the happening of any event involving the use, spill, discharge or clean-up of any Hazardous Material or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Borrower from any Person, including, but not limited to, the United States Environmental Protection Agency or any state or local environmental agency or authority, then Borrower shall give, within three (3) business days, both oral and written notice of same to Lender. Without limiting the generality of the foregoing, whenever there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (A) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (B) provide to Lender a supplemental report of such engineer whenever the scope of the environmental problems, or Borrower's response thereto or the estimated costs thereof, shall change.

     7.15 Payment of Taxes and Claims.  Borrower shall, and shall cause each
          ---------------------------
Subsidiary and each member of any consolidated group with Borrower for purposes of filing any tax returns to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes which are being contested in good faith and with all due diligence by appropriate proceedings and which are adequately reserved against in the opinion of Lender, prior to the date on which penalties attach thereto. Borrower shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any of the other Financing Agreements or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans.

     7.16 Properties in Good Condition.
          ----------------------------

     (a) Borrower shall keep its properties, and shall cause each of its Subsidiaries to keep its properties, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause each of its Subsidiaries to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

     (b) All of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, and is and will be fit for such purposes. Borrower shall keep Inventory in good and marketable condition, at its own expense. Borrower shall not, without prior written notice to Lender, acquire or accept any inventory on consignment or approval. Borrower agrees that all Inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Borrower shall conduct a physical count of the Inventory at least once per fiscal year, and at such other times as Lender reasonably requests, and shall promptly supply Lender with a copy of such count accompanied by a report of the Value of such Inventory, provided, that, Borrower may obtain certain parts and supplies on
           --------  ----
consignment from GM needed for use in the assembly of the H2 Vehicles so long as such parts and supplies shall at all times be segregated and separately identifiable as consigned goods and in any report with respect to the Inventory delivered to Lender under Section 7.20(a) hereof, such parts and supplies shall be separately and clearly identified. Borrower shall not, except after prior written notice to Lender, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, or other repurchase or return basis; provided, that, Borrower shall promptly furnish to Lender such reports with
--------  ----
respect thereto from time to time and in such form and substance as Lender may require.

     (c) Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory.

     7.17 Insurance.  Borrower shall at all times maintain with financially
          ---------
sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and Borrower shall maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and occurring in connection with the use (or otherwise) of any products manufactured or sold by it, and workmen's compensation insurance. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as proof of such insurance, and, if it fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time on or after the occurrence of an Event of Default, adjusting, settling, amending and cancelling such insurance. Borrower shall obtain non-contributory lender's loss payable endorsements to all property insurance policies in form and substance satisfactory to Lender specifying that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specifying that Lender shall be paid regardless of an act or omission by Borrower. At its option, at any time on or after the occurrence of an Event of Default, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender, in its discretion, may determine.

     7.18 Compliance with ERISA.  Borrower shall not, with respect to all
          ---------------------
"employee pension benefit plans" maintained by Borrower or any of its
Subsidiaries:

     (a)(i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such Subsidiary to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA,
(iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan which is not fully bonded; and

     (b) as used in this Section 7.18, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

     7.19 Notice of Default.  Promptly upon becoming aware of the existence of
          -----------------
any condition or event which constitutes an Event of Default or any condition or event which, with the passage of time or notice or both would constitute such an Event of Default, pursuant to the provisions of this Agreement or the other Financing Agreements, Borrower shall give Lender written notice thereof specifying the nature of such condition or event.

     7.20 Financial Statements and Other Information.
          ------------------------------------------

     (a) Borrower shall provide Lender:

               (i) as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, quarterly consolidated and consolidating financial statements of Borrower and its Subsidiaries (including balance sheets, statements of income and cash flow statements), accompanied by a certificate of the President or Chief Financial Officer of Borrower stating that such financial statements were prepared in accordance with GAAP consistently applied and fairly, accurately and completely present the results of operations and financial condition of Borrower and its Subsidiaries for the fiscal quarter then ended and as of the end of such fiscal quarter subject to normal year end adjustment;

               (ii) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year, annual consolidated and consolidating financial statements of Borrower and its Subsidiaries (including balance sheets, statements of income and cash flow statements), together with the opinion of independent certified public accountants, which accountants shall be a nationally recognized independent accounting firm selected by Borrower and its Subsidiaries and acceptable to Lender, that such consolidated and consolidating financial statements have been prepared in accordance with GAAP consistently applied, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries for the year then ended and as of the end of such year;

               (iii) promptly after delivery thereof, any management letters and reports by such independent certified public accountants to Borrower and its Subsidiaries;

               (iv) as soon as available, but in any event not later than thirty (30) days after the end of each month, unless Lender requests the following reports or information more frequently: (A) interim financial statements (including balance sheet, statement of income and statement of changes in financial position), and (B) monthly accounts receivable agings and inventory reports, and such schedules of Accounts and Inventory, together with any further financial and other information regarding the Collateral or the business of Borrower, as Lender may request from time to time, all in form and substance satisfactory to Lender, including, but not limited to: (1) a list of any Government Contracts for which the total aggregate amount of the Accounts outstanding and unpaid by the Governmental Agency with respect to such Accounts is in excess of $100,000, the status of Borrower's compliance with the Assignment of Claims Act with respect thereto and the amount of unliquidated progress payments outstanding under any Government Contracts at the end of the preceding month, (2) a report with respect to any Indebtedness of Borrower to any of its Subsidiaries, and (3) a certificate signed by the chief financial officer of Borrower, in form and substance satisfactory to Lender, stating: (aa) the amount of the GM Accounts of Borrower, (bb) all amounts GM has the right to set off against such Accounts including, in the case of Borrower, the amounts GM has the right to set off under the terms of the GM Assembly Agreement in payment of amounts owing by Borrower to GM under the GM Note or otherwise, and (cc) all amounts payable by Borrower to GM including any and all payables for goods and services and royalty fees including, in the case of Borrower, any amounts payable to GM under any of the GM Agreements or otherwise; and

               (v) weekly inventory reports including, among other things, separate categories for (A) the aggregate amount of all Eligible Humvee Finished Goods Inventory consisting of fully operable Humvee vehicles awaiting minor parts or details, (B) the date such Humvee vehicle finished all stages of the Humvee production/assembly line, (C) all costs of completion including parts, labor and overhead, (D) the aggregate amount of all of all Eligible H1 Vehicle Finished Goods Inventory consisting of fully operable H1 Vehicles awaiting minor parts or details, (E) the date such H1 Vehicle finished all stages of the H1 Vehicle production/assembly line and (F) all costs of completion including parts, labor and overhead.

     (b) Simultaneously with the delivery of each of the quarterly and annual consolidated and consolidating financial statements as set forth herein, Lender shall receive a certificate executed by the Chief Financial Officers of Borrower certifying the absence (or existence) of any Event of Default pursuant to the provisions hereof and the absence (or existence) of any event or condition which, with the passage of time or the giving of notice or both would constitute an Event of Default and that the Loans as at the end of such periods, respectively, do not exceed the Lending Formulas. Should any such Event of Default or event or condition exist, said certificate shall set forth such event or condition or Event of Default in reasonable detail together with a description of any action contemplated or being taken with respect thereto.

     (c) Borrower will promptly notify Lender in writing of any investigation, action, suit, proceeding or claim which might result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

     (d) Borrower will promptly provide Lender with any information, notices, requests or reports filed with, or furnished to, or received from, any Governmental Agency (except as to those items arising in the ordinary course of Borrower's business with any Governmental Agency under its Government Contracts and not required to be provided to Lender under any other provision hereof or of the other Financing Agreements, in which case only upon Lender's request).

     (e) Borrower will promptly provide Lender such budgets, forecasts, projections and other information respecting the business operations and financial or other condition of Borrower and its Subsidiaries, as Lender may, from time to time, reasonably request.

     (f) Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Borrower or its Subsidiaries, which may be furnished to it hereunder or otherwise, to any court, regulatory body or agency or other Government Agency having jurisdiction over Lender or to any other person which shall, or shall have any right or obligation to, succeed to all or any part of Lender's interest in any of the Loans, this Agreement or the Collateral, including without limitation, any Participant.

     (g) Borrower hereby irrevocably authorizes and directs all accountants, auditors or other third parties to deliver to Lender, at Borrower's expense, copies of the financial statements, and other accounting records relating to Borrower and its Subsidiaries of any nature in its possession and to disclose to Lender any information they may have regarding the business affairs and financial condition of Borrower and its Affiliates.

     7.21 Further Assurances.  Borrower has executed or shall contemporaneously
          ------------------
herewith execute and deliver such of the other Financing Agreements to which it is a party. Borrower shall, at its expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more Uniform Commercial Code financing statements signed only by Lender. Upon the request of Lender, at any time and from time to time, Borrower shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by any of them.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES
----------  ------------------------------

     8.1  Events of Default.  The occurrence of any one or more of the following
          -----------------
events shall constitute an "Event of Default" hereunder and under the other Financing Agreements:

     (a) Borrower shall be in default in the payment of any of the Obligations when due, which default shall continue for three (3) days; or

     (b) Borrower shall fail to observe or perform any covenants or agreements contained in this Agreement, the other Financing Agreements or in any other document or instrument referred to herein or therein other than as described in
Section 8.1(a) above and such failure shall continue for fifteen (15) days, provided, that, such fifteen (15) day period shall not apply in the case of: (i)
--------  ----
any failure to observe any such covenant or agreement which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (ii) an intentional breach by Borrower or its management of any such covenant or agreement; or

     (c) any present or future representation, warranty or statement of fact when made by or on behalf of Borrower to Lender is false or misleading in any material respect; or

     (d)  Borrower shall be generally unable to pay its debts as they mature; or

     (e) a final non-appealable judgment of a court of competent jurisdiction is rendered against Borrower, any of its Subsidiaries or any person liable on or in respect of the Obligations in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed; or

     (f) Borrower shall suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower or all or any part of its properties or assets; or

     (g) Borrower shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or the appointment of any trustee, receiver or liquidator of Borrower or any part of its properties or assets, which is not dismissed within thirty (30) days of its commencement, or Borrower by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner; or

     (h) Borrower shall be in continuing default for more than the applicable cure period, in the payment of any principal or interest, if any, due on any Indebtedness owed by it (other than trade payables not more than ninety (90) days past due) in an aggregate principal amount of $1,000,000 or more or in the performance of any of the other terms or covenants of any evidence of such Indebtedness or of any mortgage, security agreement, indenture, pledge or other agreement relating thereto or securing such indebtedness or with respect to any contract, lease, license or other obligation owed to any person other than Lender (including, but not limited to, any Government Contract) in an aggregate amount of $1,000,000 or more; or

     (i)  there is any change in the control or ownership of Borrower; or

     (j) there shall be a material adverse change in the business, assets or condition (financial or otherwise) of Borrower from the date hereof; or

     (k) any material default by Borrower or GM under any of the GM Agreements (subject to any applicable cure period set forth therein) or the termination of any of the GM Agreements;

     (l) the occurrence of any default or event of default under any of the other Financing Agreements; or

     (m) the failure of GEP to make any dividend payment to Borrower in the amounts and by the dates set forth on Schedule 7.6(g) hereof (whether or not the failure to make such payment is as a result of the requirement of applicable law or otherwise).

     8.2  Remedies.
          --------

     (a) Without limiting Lender's rights to demand payment sooner as provided in this Agreement, upon or at any time after the occurrence of any one or more of such Events of Default, upon termination of this Agreement or the other Financing Agreements, or if this Agreement and the other Financing Agreements are not renewed, in addition to any other rights Lender may have under the Financing Agreements or otherwise:

          (i) Lender may, at any time thereafter, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other or further notice, all of which are hereby expressly waived by Borrower, declare any or all of the Obligations to be immediately due and payable, together with interest at the highest rate of interest hereunder until fully and indefeasibly paid, and

          (ii) each Participant, to the fullest extent permitted by applicable law, shall have the right to (A) set off against the Obligations any and all deposits (whether general or special, time or demand, provisional or final), credits, balances, accounts, monies or other assets which are the property of Borrower and held by such Participant or owed by such Participant to Borrower and (B) remit the same to Lender for application to the Obligations, and

          (iii) without further notice to Borrower, Lender may appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as Lender shall determine, enforce payment of any Collateral, settle, compromise or release in whole or in part, any amounts owing on the Collateral, make allowances and adjustments with respect thereto, issue credits in Lender's or Borrower's name, sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's option and discretion, and Lender may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived; and

          (iv) without limiting the generality of the foregoing, Lender is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, whether or not then due and payable, and

          (v) Lender shall have the right, without notice to Borrower (except as otherwise expressly provided herein), at any time and from time to time in its discretion, with or without judicial process or the aid or assistance of others and without cost to Lender (A) to enter upon any premises other than the H2 Facility (except that if any Collateral is located in H2 Facility Borrower shall cooperate in all respects with Lender and assist Lender in obtaining access to the H2 Facility) on or in which any of the Inventory or Equipment may be located and, without resistance or interference by Borrower, take possession of the Inventory; (B) to complete processing, manufacturing and repair of all or any portion of the Inventory using the Equipment; (C) to sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any premises of Borrower or premises of any other party; (D) to require Borrower, at its expense, to assemble and make available to Lender any part or all of the Inventory or Equipment at any reasonable place and time designated by Lender; and (E) to remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

     (b) Lender shall have all of the rights and remedies of a secured party under the UCC or applicable law of any other State in which any Collateral may be situated, in addition to all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and/or under any other applicable law relating to this Agreement, the other Financing Agreements, the Obligations or the Collateral.

     (c) Borrower agrees that the giving of five (5) days notice by Lender to its address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

     (d) The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency.

     (e) In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy or otherwise, Borrower hereby irrevocably waives (i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

     (f) Lender may, at its option, cure any default by Borrower under any agreement with any Person, which constitutes, or with notice or passage of time or both would constitute, an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment entered against Borrower (irrespective of the amount of said judgment or the time elapsed since entry thereof), and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand, together with interest thereon at the highest rate of interest hereunder; provided, however, Lender shall be under
                                        --------  -------
no obligation to effect such cure, payment or bonding and shall not, by making any payment for Borrower's account, be deemed to have assumed any obligation or liability of Borrower.

     (g) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

     (h) No act, failure or delay by Lender shall constitute a waiver of any of the rights and remedies of Lender. No single or partial waiver by Lender of any provision of this Agreement or any of the other Financing Agreements, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

     (i) Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect any rights in the Collateral.


SECTION 9.     COLLECTION AND ADMINISTRATION
----------     -----------------------------

     9.1  Collections; Management of Collateral.
          -------------------------------------

     (a) Until the authority of Borrower to do so is curtailed or terminated at any time by Lender, Borrower shall, at its expense and on behalf of Lender, collect, as the property of Lender and in trust for Lender, all remittances and all amounts unpaid on Accounts or other Collateral, and Borrower shall not commingle such collections with Borrower's own funds. Borrower shall on the day received remit all such collections to Lender in the form received duly endorsed by Borrower for deposit with Lender, unless Lender shall direct Borrower otherwise. All amounts collected on Accounts or other Collateral when received by Lender at such place as Lender may designate from time to time shall be credited to the loan account of Borrower, after adding one (1) business day for federal funds wire transfers and two (2) business days for checks and other remittances, including, without limitation, checks issued by a Governmental Agency, in each case as to any form of remittance, conditional upon final payment to Lender.

     (b) Notwithstanding anything to the contrary contained in Section 9.1(a) above, if at any time there are no Loans outstanding on each such day that there are no Loans outstanding, for purposes of calculating interest on the Obligations for such day, all amounts collected on Accounts or other Collateral received by Lender in its account designated for such purpose will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. To the extent Lender may hold cash collateral to secure all of the Obligations on terms and conditions determined by Lender, so long as no Event of Default shall exist or have occurred and be continuing, Borrower shall receive a credit to its loan account maintained by Lender on the funds held by Lender at a rate equal to three (3%) percent per annum less than the Prime Rate. Such credit shall be applied to the loan account of Borrower as of the first day of each month.

     (c) Borrower shall immediately upon obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned goods, material claims of Account Debtors and any other matter affecting the value, enforceability or collectibility of Accounts. At Lender's request, any goods reclaimed or repossessed by or returned to Borrower will be set aside, marked with Lender's name and held by Borrower for the account of Lender and subject to the security interests of Lender. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at Borrower's own cost and expense. Lender may, at its option, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by Borrower within a reasonable time.

     9.2 Right of Inspection; Access.  Lender and its representatives shall at
         ---------------------------
all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies each of Borrower's books and records, to confirm and verify all Accounts, to perform general audits and to do whatever else Lender deems necessary to protect the interests of Lender. Lender may at any time remove from the premises of Borrower or require Borrower or any accountants and auditors employed by Borrower to deliver any books and records and Lender may, without cost or expense to them, use such of Borrower's personnel, supplies, computer equipment and space at its places of business as may be reasonably necessary for the handling of collections.

     9.3 Lock Box or Blocked Account.  Borrower shall, in the manner requested
         ---------------------------
by Lender from time to time, direct that all proceeds of Accounts, letters of credit, banker's acceptances and other proceeds of Collateral shall be payable to a lock box or post office box designated by Lender and under its control and/or deposited into a blocked account under its control and/or deposited into an account maintained in Lender's name and under its control and in connection therewith shall execute such lock box, blocked account and other agreement as Lender in its discretion shall specify.

     9.4 Accounts Documentation.  Borrower shall maintain its shipping forms,
         ----------------------
invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with GAAP consistently applied. Borrower shall keep and maintain, at its cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as Lender may reasonably request, Borrower shall deliver to Lender all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including, but not limited to, all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Lender of each Account, in form and substance satisfactory to Lender and duly executed by Borrower, together with such other information as Lender may request. In no event shall the making or the failure to make or the content of any schedule or assignment or Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of the security interest in, lien upon and assignment of the Collateral or the representations, warranties or covenants under this Agreement or the other Financing Agreements. Any documents, schedules, invoices or other papers delivered to Lender, pursuant to this Section or otherwise, may be destroyed or otherwise disposed of by them one (1) year after the same are delivered, unless Borrower makes written request therefor and pays all expenses attendant to their return, in which event Lender or such Lender shall return same when their actual or anticipated need therefor has ceased.

     9.5 Specific Powers.  Borrower hereby constitutes Lender and its designee,
         ---------------
as its attorney-in-fact, at its own cost and expense, to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all checks, notes, drafts, remittances and other instruments and documents relating to the Collateral; (b) on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (c) to transmit to Account Debtors notice of Lender's interest therein and to request from such Account

Debtors at any time, in the name of Lender or Borrower or that of Lender's designee, information concerning the Accounts and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Lender; (e) on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Collateral; and (f) to execute in Borrower's name and on its behalf any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except as a result of Lender's gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

SECTION 10.  EFFECTIVE DATE; TERMINATION;
               COSTS; MISCELLANEOUS
               --------------------

     10.1 Term.
          ----

     (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending October 30, 2004 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.

     (b) Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing
                      -------- -----
Agreements must be terminated simultaneously.

     (c) In addition, Lender shall have the right to terminate this Agreement and the other Financing Agreements as to future Loans and Letter of Credit Accommodations and other liabilities of Lender immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     (d) Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations (including but not limited to the Loans and all interest, fees (including the early termination fees provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Lender for all undrawn amounts available pursuant to previously issued and outstanding Letter of Credit Accommodations, by wire transfer in federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest at the Interest Rate shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

     (e) No termination of the Financing Agreements shall relieve or discharge Borrower of its duties, obligations and covenants under the Financing Agreements until all Obligations have been fully discharged and paid, and Lender's continuing security interest in the Collateral shall remain in effect until all such Obligations have been fully discharged and paid.

     (f) If Lender terminates this Agreement or the other Financing Agreements upon the occurrence of an Event of Default or at the request of Borrower prior to the end of the then current term of this Agreement and the other Financing Agreements, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower hereby agrees to pay to Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

          (i) two (2%) percent of the Maximum Credit, if such termination is effective on or prior to October 30, 2003; and

          (ii) one (1%) percent of the Maximum Credit, if such termination is effective after October 30, 2003 but prior to October 30, 2004.

Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 10.1 shall be deemed included in the Obligations.

     10.2 Expenses and Additional Fees.
          ----------------------------

     (a) Borrower shall pay to Lender on demand all reasonable costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Agreement and the other Financing Agreements, including, without limitation: (i) reasonable attorneys' and paralegals' fees and disbursements of counsel to Lender and any Participant; (ii) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement and the other Financing Agreements and the transactions contemplated hereby and thereby; (iii) costs and expenses of lien and title searches and title insurance; (iv) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks, the Copyright Office or any other governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (v) sums paid or incurred to pay any amount or take any action required of Borrower under the Financing Agreements that Borrower fails to pay or take; (vi) costs of appraisals, environmental audits, inspections and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and Borrower's operations by Lender or its agents, plus a charge of $500 per person per day for Lender's field examiners; (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes; (viii) costs and expenses of preserving and protecting the Collateral; and (ix) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and the other Financing Agreements, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrower.

     (b) Borrower shall pay to Lender all of its customary charges and fees in connection with (i) any payment, claim or refund relating to the dishonor of any checks or other items of any of Borrower or Account Debtors, and (ii) wire transfers to Borrower.

     (c) All sums provided for in this Section 10.2 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable hereunder. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Borrower.

     10.3 Waiver of Existing Defaults.
          ---------------------------

     (a) Subject to the terms and conditions contained herein, Lender hereby waives: (i) Borrower's compliance with the covenants contained in Sections 6.11 and 6.13 of the Existing Agreement for the period through and including the date hereof, (ii) Borrower's compliance with the covenants contained in Section 6.6(f) of the Existing Agreement for the period through and including the date hereof, and (ii) Borrower's compliance with the covenant contained in Section 2(c)(i) of the letter agreement providing for Lender's consent to the formation of GEP, dated September 14, 1999, by and among, Borrower, GEP, AMGSC and Lender (the "General Engine Consent") for the period through and including the date hereof.

     (b) The waivers contained in Section 10.3(a) should not be construed as a bar to or an express or implied waiver of any other or further Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on that date, or any other or further Event of Default which may occur after that date, whether similar in kind or otherwise, and shall not constitute a waiver, express or implied of any of the rights or remedies of Lender arising under the terms of the Existing Agreement, the Loan Agreement, the General Engine Consent or the other Financing Agreements on any future occasion or otherwise.

     10.4 Survival of Agreement.  All agreements, representations and warranties
          ---------------------
contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of Lender.

     10.5 No Waiver; Cumulative Remedies.  No failure to exercise, and no delay
          ------------------------------
in exercising on the part of Lender, any right, power or privilege under this Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. No notice to or demand on Borrower not required hereunder or any of the other Financing Agreements shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. The rights and remedies of Lender under this Agreement, the other Financing Agreements and any other present and future agreements between Lender and Borrower are cumulative and not exclusive of any rights or remedies provided by law or under any of the Financing Agreements or such other agreements and all such rights and remedies may be exercised successively or concurrently.

     10.6 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto shall be in writing and shall be deemed to have been duly given or made if by hand, immediately upon delivery; if by telex, telecopier or telegram, immediately upon sending; if by express mail or any other overnight delivery service, one (1) day after dispatch; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

          If to Borrower:  AM General Corporation
                           105 North Niles Avenue
                           South Bend, Indiana 46634
                           Attn:  President

          with copies to:  The Renco Group, Inc.
                           30 Rockefeller Plaza. Suite 4225
                           New York, New York 10112
                           Attn:  Mr. Ira Leon Rennert

          If to Lender:    Congress Financial Corporation
                           1133 Avenue of the Americas
                           New York, New York 10036
                           Attn: Portfolio Manager

     10.7  Entire Agreement. This Agreement, the other Financing Agreements, any
           ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers and contracts concerning the subject matter hereof, whether oral or written.

     10.8  Amendments and Waivers.  Neither this Agreement, nor any of the other
           ----------------------
Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.9  Applicable Law.  This Agreement and the other Financing Agreements
           --------------
and all other documents referred to herein or therein are being executed and delivered in New York, New York and together with all transactions and the obligations and rights thereunder, shall be governed by, construed and interpreted in accordance with the laws of the State of New York.

     10.10 Successors.  This Agreement, the other Financing Agreements and any
           ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and its respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or after notice to Borrower which notice shall inform Borrower of the name of the new participant, sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another bank or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees and participants or prospective assignees and participants.

     10.11 Participant's Security Interests.  If a Participant shall at any time
           --------------------------------
participate with Lender in the Loans and Letter of Credit Accommodations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

     10.12 Partial Invalidity.  If any provision of this Agreement or the other
           ------------------
Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     10.13 Headings.  The headings used herein are for convenience only and do
           --------
not constitute matters to be considered in interpreting this Agreement.

     10.14 Waiver of Jury Trial.  The parties hereto hereby waive trial by jury
           --------------------
in any action or proceeding of any kind with respect to, in connection with, or arising out of this Agreement, the other Financing Agreements, the Obligations, the Collateral, or any instrument, document or guaranty delivered pursuant hereto or to any of the foregoing, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof, or any other claim or dispute hereunder or thereunder.

     10.15 Waiver of Counterclaims; Jurisdiction; Service of Process.  Borrower
           ---------------------------------------------------------
hereby waives all rights of setoff and rights to impose permissive counterclaims in the event of any litigation with respect to any matter connected with this Agreement, the other Financing Agreements, the Obligations, the Collateral, or any transaction between the parties hereto, and irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County, and of the United States District Court for the Southern District of New York and the courts of any State in which any of the Collateral is located and of any Federal Court located in such States in connection with any action, proceeding or claim arising out of or relating to this Agreement, the other Financing Agreements, the Obligations, the Collateral, or any document, instrument or guaranty delivered pursuant hereto or to any of the foregoing. In any such litigation, Borrower waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, return receipt requested, directed to it at its chief executive office set forth herein, or designated in writing pursuant to this Agreement, or in any other manner permitted by the rules of either of said Courts. Within thirty (30) days after such mailing, Borrower named in any such summons, complaint or other process shall appear to answer such summons, complaint or other process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested therein.

     10.16 Indemnification.  Borrower hereby indemnifies, defends and holds
           ---------------
Lender, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them, except as a result of Lender's gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     10.17 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, and by Lender and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                              CONGRESS FINANCIAL CORPORATION

                              By:___________________________________

                              Title:________________________________


                              AM GENERAL CORPORATION

                              By:___________________________________

                              Title:________________________________